                           ----------------------------------------------------

                           ----------------------------------------------------

                                            TERM LOAN AGREEMENT

                                                   AMONG

                                     ARDEN REALTY LIMITED PARTNERSHIP,
                                      A MARYLAND LIMITED PARTNERSHIP,

                                               AS BORROWER,

                                                    AND

                            WELLS FARGO BANK, NATIONAL ASSOCIATION, AS LENDER,

                                                    AND

                                  WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                 AS ADMINISTRATIVE AGENT AND SOLE ARRANGER

                                         Dated as of June 12, 2002

                                              Loan No. 5849ZL

                           ----------------------------------------------------

                           ----------------------------------------------------

                                                                  -i-

                                                              (continued)

     10.9.      Successor Administrative Agent; Resignation of Administrative Agent;

                                                                 -ii-

                                                              (continued)

                                                    LIST OF EXHIBITS AND SCHEDULES
                                                    ------------------------------

Exhibits:
--------

         A        -        Form of Compliance Certificate

         B        -        Form of Fixed Rate Notice

Schedules:
---------

         1.1      -        Pro Rata Shares

         2.2      -        Employees Authorized to Request a Fixed Rate

         2.6      -        Schedule of Prepayment Premiums

         4.1(c)   -        Non-REIT Ownership of Borrower

         4.1(j)   -        Litigation Disclosure

         4.1(s)   -        Environmental Disclosure

         4.1(v)   -        Management Agreements

         4.2(l)   -        ERISA Benefit Plans

         8.5      -        Unencumbered Assets

                                                                 -iii-

                                                          TERM LOAN AGREEMENT
                                                          -------------------

                  THIS TERM LOAN AGREEMENT, dated as of June 12, 2002 (as amended, supplemented or modified from time to time, this "Agreement"), is made and entered into by and among
     ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Borrower"),WELLS FARGO BANK,
     NATIONAL ASSOCIATION ("Lender"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as
     Administrative Agent ("Administrative Agent") on behalf of Lenders and Sole Arranger.
     (Wells Fargo Bank, National Association, is sometimes herein also referred to as "Wells Fargo.")

                                                               RECITALS

                  A.       Borrower currently has an existing term facility from Lehman Commercial Paper,
     Inc. (the "Lehman Loan") in the principal amount of this Loan.

                  B.       Borrower  desires to borrow from Lender, and Lender agrees to loan to Borrower, the amounts described below, in order to fully refinance the Lehman Loan.

                  NOW, THEREFORE, Borrower, Lenders and Administrative Agent do hereby agree as follows:

                                                               ARTICLE 1
                                                               ---------
                                                              DEFINITIONS
                                                              -----------

1.1.              Certain Defined Terms.
                  ---------------------
                  The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

                  "Accountants"
                   -----------
                  means any (i) "big five" accounting firm or (ii) another firm of certified public accountants of recognized national standing selected by Borrower and acceptable to Administrative Agent.

                  "Acquisition Price"
                   -----------------
                  means the aggregate purchase price for an asset, including bona fide purchase money financing provided by the seller and all other Indebtedness encumbering such asset at the time of acquisition.

                  "Administrative Agent"
                   --------------------
                  means Wells Fargo in its capacity as administrative agent for the Lenders under this
     Agreement, and any successor administrative agent appointed pursuant hereto.

                  "Affiliates"
                   ----------
                  as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, "control"
     (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the

                                                                Page 1

     ownership of voting Securities or by contract or otherwise, or (b) the ownership of ten percent (10%)
     or more of the outstanding general partnership or other ownership interests of such Person.

                  "Agreement"
                   ---------
                  means this Term Loan Agreement, as amended, supplemented or modified from time to time.

                  "Applicable Fixed Rate Margin"
                   ----------------------------
                  means, during the initial term of the Loan (as set forth in Section 2.1(d)), one and one-quarter percent (1.25%), and during the extension term (i.e., if Borrower exercises the extension option set forth in Section 2.1(e)), one and forty-five one-hundredths percent (1.45%).

                  "Assignment and Assumption"
                   -------------------------
                  means an Assignment and Assumption Agreement in a form approved by Administrative Agent delivered to Administrative Agent in connection with each assignment of a Lender's interest under this Agreement pursuant to Section 11.20.

                  "Base Rate"
                   ---------
                  means, on any day, the higher of (a) the rate of interest per annum established from time to time by Administrative Agent at its principal office in San Francisco, California, and designated as its prime rate as in effect on such day and (b) the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%) per annum.

                  "Base Rate Portion"
                   -----------------
                  means that portion of the Loan bearing interest at the Base Rate.

                  "Benefit Plan"
                   ------------
                  means any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5)
                  of ERISA.

                  "Borrower"
                   --------
                  means Arden Realty Limited Partnership, a Maryland limited partnership.

                  "Business Day"
                   ------------
                  means (a) with respect to the disbursement of the Loan or any payment or rate determination of Fixed Rate Portions, a day, other than a Saturday or Sunday, on which Administrative Agent is open for business in San Francisco and on which dealings in Dollars are carried on in the London interbank market, and (b) for all other purposes any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California, or is a day on which banking institutions located in California are required or authorized by law or other governmental action to close.

                  "Capital Lease"
                   -------------
                  means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligations"
                   -------------------------
                  means all monetary obligations of a Person under any Capital Lease.

                                                               Page 2

                  "Capitalized Loan Fees"
                   ---------------------
                  means, with respect to the REIT and any Consolidated Entity, and with respect to any period, (a) any up-front, closing or similar fees paid by such Person in connection with the incurring or refinancing of Indebtedness during such period and (b) all other costs incurred in connection with the incurring or refinancing of Indebtedness during such period, including, without limitation, appraisal fees paid to lenders, costs and expenses incurred in connection with Swap Agreements, phase 1 environmental report review fees paid to lenders and legal fees, in each of the foregoing cases, that are capitalized on the balance sheet of such Person and amortized over the term of such
                  Indebtedness.

                  "Capital Stock"
                   -------------
                  means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock or partnership or other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or partnership or other equity interests of such Person.  The term
                  "Capital Stock" includes the Partnership Units of Borrower.

                  "Cash"
                   ----
                  means, when used in connection with any Person, all monetary and nonmonetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.  "Cash" shall not include tenant deposits.

                  "Cash Equivalents"
                   ----------------
                  means: (a) marketable direct obligations issued or unconditionally guaranteed by the
                  United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of Standard & Poor's Rating Services, Moody's Investors
                  Service, Inc., Duff and Phelps, or Fitch Investors Service, Inc. (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Administrative Agent) and not listed for possible down-grade in Credit Watch published by Standard & Poor's Rating Services;
                  (c) commercial paper, other than commercial paper issued by Borrower or any of its
                  Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either
                  Standard & Poor's Rating Services, or Moody's Investors Service, Inc. or, if at any
                  time neither Standard & Poor's Rating Services, nor Moody's Investors Service, Inc.
                  shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Administrative Agent; and (d)
                  domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada which at the time of acquisition (A) has
                  (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than Baa-2 by Moody's Investors Service,
                  Inc. or a comparable rating by a rating agency acceptable to Administrative Agent and
                  (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000).

                                                               Page 3

                  "City National Bank Loan"
                   -----------------------
                  means revolving loans made by City National Bank to Borrower pursuant to the terms of that certain Loan Agreement dated March 12, 1997 between Borrower and City National Bank, as amended, supplemented or modified, from time to time, provided that the maximum committed principal amount thereunder shall in no event exceed $20,000,000.

                  "Closing Date"
                   ------------
                  means the date on which the applicable conditions contained in Section 3.1 are satisfied or waived. Within five (5) Business Days of the occurrence thereof Administrative Agent shall deliver written notice to Borrower and the Lenders confirming the date on which the Closing Date occurred.

                  "CMBS Entities"
                   -------------
                  means, collectively, Arden Realty Finance, Inc., a California corporation, which is a wholly-owned subsidiary corporation of the REIT, Arden Realty Finance Partnership, L. P.,
                  a California limited partnership, with respect to which limited partnership Arden Realty
                  Finance, Inc., is the sole general partner and Borrower is a limited partner, Arden Realty
                  Finance II, Inc., a Maryland corporation, which is a wholly-owned subsidiary corporation of the REIT, Arden Realty Finance III LLC, a Delaware limited liability company, which is wholly owned by Borrower, Arden Realty Finance IV LLC, a Delaware limited liability company, which is wholly owned by Borrower, Activity Business Center Limited Partnership,
                  a Delaware limited partnership, with respect to which limited partnership Arden Realty
                  Finance II, Inc., is the sole general partner and Borrower is the sole limited partner,
                  145 South Fairfax, LLC, a California limited liability company, which is owned ninety-nine percent (99%) by Borrower and one percent (1%) by the REIT, Arden Realty Finance V LLC, a Delaware limited liability company, which is wholly owned by Borrower, and Arden Realty
                  Finance VI LLC, a Delaware limited liability company, which is wholly owned by Borrower.

                  "Code"
                   ----
                  means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commission"
                   ----------
                  means the Securities and Exchange Commission.

                  "Compliance Certificate"
                   ----------------------
                  means a certificate in the form of Exhibit A hereto delivered to Administrative Agent by
                  Borrower pursuant to Section 5.1(d) or other provision of this Agreement and covering compliance with the covenants contained in Section 7.3 and Article 8.

                  "Consolidated Entity"
                   -------------------
                  means, collectively, (i) Borrower and (ii) any other Person the accounts of which are consolidated with those of the REIT in the consolidated financial statements of the
                  REIT in accordance with GAAP.

                  "Construction in Progress"
                   ------------------------
                  means land on which Borrower has commenced, and is diligently proceeding with, the construction of an Office Property.  If, after Borrower has commenced the construction of an Office Property, such construction ceases for forty-five (45) or more consecutive days, such land shall cease to be Construction in Progress and shall become Land until
                  Borrower starts construction of the Office Property again.

                  "Contaminant"
                   -----------
                  means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant
                  (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29

                                                               Page 4

                  CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in
                  42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

                  "Contractual Obligation"
                   ----------------------
                  as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

                  "Contribution Agreement"
                   ----------------------
                  means (i) that certain Contribution Agreement made as of June 11, 1997, by and among the
                  Borrower, Arden Realty Finance Partnership, L. P., a California limited partnership and
                  Arden Realty Finance, Inc., a California corporation, and (ii) any other contribution agreement between Borrower and a CMBS Entity on substantially similar terms as the
                  Contribution Agreement described in the foregoing clause (i) and approved by
                  Administrative Agent.  Borrower shall deliver to Administrative Agent a copy of each
                  Contribution Agreement entered into after the date of this Agreement.

                  "Court Order"
                   -----------
                   means any judgment, writ, injunction, decree, rule or regulation of any court or
                   Governmental Authority binding upon the Person in question.

                  "Debt"
                   ----
                   means, with respect to any Person, without duplication, the principal amount of
                   (a) its liabilities for borrowed money, (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any property), (c) its Capitalized Lease Obligations, (d) any liabilities for borrowed money secured by a Lien with respect to any property owned by such Person
                   (whether or not it is assumed by such Person or such Person otherwise becomes liable for such liabilities), (e) all liabilities with respect to any unreimbursed draws on letters of credit, (f) any guaranty of such Person with respect to any of the foregoing, and (g) the termination liability under any Swap Agreement.

                  "Debt Service"
                   ------------
                  means, for any period, Interest Expense for such period plus scheduled principal amortization (excluding any balloon or bullet payment due at maturity) for such period on all Debt of the REIT and the Consolidated Entities and on the REIT's and each
                  Consolidated Entity's pro rata share of all Debt of each Unconsolidated Joint Venture.
                  For purposes of the foregoing definition, the REIT's and such Consolidated Entity's pro rata share of such Debt shall be deemed to be equal to the product of (i) such Debt, multiplied by (ii) the percentage of the total outstanding Capital Stock of such
                  Unconsolidated Joint Venture held by the REIT or such Consolidated Entity, expressed as a decimal.  For purposes of the preceding sentence, the term "Capital Stock" shall not include the interests described in clause (ii) of the definition of "Capital Stock".

                                                               Page 5

                  "Defaulting Lender"
                   -----------------
                  means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent.

                  "Depreciation and Amortization Expense"
                   -------------------------------------
                  means (without duplication), for any period, the sum for such period of (i) total depreciation and amortization expense, whether paid or accrued, of the REIT and the
                  Consolidated Entities, plus (ii) the REIT's and each Consolidated Entity's pro rata share of depreciation and amortization expenses of Unconsolidated Joint Ventures.  For purposes of this definition, the REIT's and such Consolidated Entity's pro rata share of depreciation andamortization expense of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the depreciation and amortization expense of such
                  Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding
                  Capital Stock of such Unconsolidated Joint Venture held by the REIT or such Consolidated
                  Entity, expressed as a decimal.  For purposes of the preceding sentence, the term
                  "Capital Stock" shall not include the interests described in clause (ii) of the definition of "Capital Stock".

                  "Designated Market"
                   -----------------
                  means, with respect to any Fixed Rate Portion, the London interbank LIBOR market or such other interbank LIBOR market as may be designated in writing from time to time by the
                  Requisite Lenders.

                  "Disqualified Stock"
                   ------------------
                  means any capital stock, warrants, options or other rights to acquire capital stock
                  (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable prior to the Maturity Date, pursuant to a sinking fund obligation or otherwise, or is or may be redeemable at the option of the holder thereof, in whole or in part, prior to the Maturity Date.  Borrower's
                  Partnership Units shall not be considered Disqualified Stock.

                  "DOL"
                   ---
                  means the United States Department of Labor and any successor department or agency.

                  "Dollars" and "$"
                   ---------------
                  means the lawful money of the United States of America.

                  "EBITDA"
                   ------
                  means, for any period, Net Income, plus (without duplication) (a) Interest Expense,
                 (b) Tax Expense, (c) Depreciation and Amortization Expense and (d) cash dividends and distributions actually received by the REIT or any Consolidated Entity from any
                  Unconsolidated Joint Venture, in each case for such period.

                  "Environmental Laws"
                   ------------------
                  has the meaning set forth in Section 4.1(s).

                  "Environmental Lien"
                   ------------------
                   means a Lien in favor of any Governmental Authority for (a) any liability under
                   Environmental Laws, or (b) damages arising from, or costs incurred by such
                   Governmental Authority in response to, a Release or threatened Release of a
                   Contaminant into the environment.

                                                               Page 6

                  "ERISA"
                   -----
                   means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate"
                   ---------------
                   means, with respect to any Person, any (a) corporation which is, becomes, or is deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Code) with such Person,
                   (c) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Person which is, becomes or is deemed to be a member of the same "affiliated service group" (as defined in Section 414(m) of the Code)
                   as such Person, or (d) solely for purposes of potential liability under Section 302(c)(11)
                   of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f)
                   of ERISA and Section 412(n) of the Code, other organization or arrangement described in Section 414(o) of the Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Code with such
                   Person pursuant to Section 414(o) of the Code.

                  "Event of Default"
                   ---------------
                   means any of the occurrences so defined in Article 9.

                  "FDIC"
                   ----
                   means the Federal Deposit Insurance Corporation or any successor thereto.

                  "Federal Funds Rate"
                   ------------------
                   means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal
                   Reserve Board of New York (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)".  If on any relevant date the appropriate rate for such date is not yet published in H.15(519), the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight
                   Federal funds arranged prior to 9:00 A.M. (New York City time) on that date by each of three leading brokers of Federal Funds transactions in New York City selected by
                   Administrative Agent.  For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "Federal Reserve Board"
                   ---------------------
                   means the Board of Governors of the Federal Reserve System or any governmental authority succeeding to its functions.

                  "FIRREA"
                   ------
                   means the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as
                   amended from time to time.

                  "Fiscal Quarter"
                   --------------
                   means each three-month period ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year"
                   -----------
                   means the fiscal year of Borrower which shall be the twelve (12) month period ending on the last day of December in each year.

                                                               Page 7

                  "Fixed Charge Coverage Ratio"
                   ---------------------------
                   means, at any time, the ratio of (i) EBITDA for the Fiscal Quarter then most recently ended, to (ii) the sum of (a) Fixed Charges for such period and (b) preferred dividend payments for such period.

                  "Fixed Charges"
                   -------------
                   means, for any period, the sum of the amounts for such period of (i) scheduled payments of principal of Debt of the REIT and the Consolidated Entities (other than any payment of the entire unpaid balance of any such Debt at its final maturity or balloon payment, referred to herein as a "bullet payment"), (ii) the REIT's and each Consolidated
                   Entity's pro rata share of scheduled payments of principal of Debt of Unconsolidated
                   Joint Ventures (other than bullet payments) that does not otherwise constitute Debt of and is not otherwise recourse to the REIT or such Consolidated Entity or their assets,
                   (iii) Interest Expense, (iv) an amount equal to $0.3125 per quarter, multiplied by the weighted average gross leasable area, measured in square feet and weighted by acquisition date, of all Real Properties held by the REIT or any of the Consolidated Entities,
                   (v) the REIT's and each Consolidated Entity's pro rata share of an amount equal to the product (the "Clause (v) Product") of $0.3125 per quarter, multiplied by the weighted average gross leasable area, measured in square feet and weighed by acquisition date, of all Real Properties held by Unconsolidated Joint Ventures and (vi) Tax Expense, in
                   each case, at the end of such period.  For purposes of clause (ii), the REIT's and such
                   Consolidated Entity's pro rata share of payments by any Unconsolidated Joint Venture shall be deemed equal to the product of (a) the payments made by such Unconsolidated
                   Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such Unconsolidated Joint Venture held by the REIT or such Consolidated Entity, expressed as a decimal.  For purposes of clause (v), the REIT's and such Consolidated
                   Entity's pro rata share of the Clause (v) Product shall be deemed equal to the product of (a) the Clause (v) Product, multiplied by (b) the percentage of the total outstanding
                   Capital Stock of such Unconsolidated Joint Ventures held by the REIT or such Consolidated
                   Entity, expressed as a decimal.  For the purposes of the two immediately preceding sentences, the term "Capital Stock" shall not include the interests described in clause
                   (ii) of the definition of "Capital Stock".

                  "Fixed Rate"
                   ----------
                   means, with respect to any Fixed Rate Portion, the rate per annum (determined solely by the Administrative Agent and rounded upward to the next 1/16th of one percent) at which deposits in Dollars are offered by the Administrative Agent in the Designated
                   Market at approximately 9:00 a.m.  (California time) two (2) Business Days prior to the first day of the applicable Fixed Rate Period in an amount approximately equal to such Fixed Rate Portion, and for a period of time comparable to the number of days in the applicable Fixed Rate Period.  The determination of the Fixed Rate by
                   Administrative Agent shall be conclusive in the absence of manifest error.  The foregoing rate of interest shall be reserve adjusted by dividing the Fixed Rate by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%).  All references in this Agreement or other Loan Documents to the Fixed Rate include the aforesaid reserve adjustment.

                  "Fixed Rate Notice"
                   -----------------
                   means, with respect to a Fixed Rate Portion pursuant to Section 2.1(b), a notice substantially in the form of Exhibit B.

                  "Fixed Rate Period"
                   -----------------
                   means, with respect to each Fixed Rate Portion, a period commencing on a Business Day and ending one (1), two (2), three (3), six (6) or twelve (12) months thereafter, as specified by Borrower pursuant to Section 2.1(b), provided that any such period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such period shall end on the immediately preceding Business Day.

                                                               Page 8

                  "Fixed Rate Portion"
                   ------------------
                   means a portion of the Loan bearing interest at a fixed rate as provided herein.

                  "Fixed Rate Price Adjustment"
                   ---------------------------
                   has the meaning given to such term in Section 2.4(h)(iii).

                  "Funds from Operations"
                   ---------------------
                   shall be interpreted consistently with the NAREIT Definition and, subject to Section 11.3, shall mean, for any period, net income for such period excluding gains (or losses) from debt restructuring and sales of Real Property, plus the portion of Depreciation and
                   Amortization Expenses during such period which is attributable to Real Property, and after adjustments for Unconsolidated Joint Ventures.  (Adjustments for Unconsolidated
                   Joint Ventures shall be calculated to reflect funds from operations on the same basis.)

                  "GAAP"
                   ----
                   means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public
                   Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority"
                   ----------------------
                   means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Asset Value"
                   -----------------
                   means, as of the date of determination, the sum of (without duplication):

                   (i)     (x) the product of EBITDA of the REIT and the Consolidated Entities for the
                   fiscal period consisting of the Fiscal Quarter most recently ended (less EBITDA attributable to Real Property acquired during such Fiscal Quarter from persons other than Borrower or Affiliates of Borrower), multiplied by four (4), divided by (y)
                   nine and three-quarters percent (9.75%);

                   (ii)     Cash and Cash Equivalents held by the REIT and the Consolidated Entities on the last day of such most recently ended Fiscal Quarter; and one hundred percent (100%) of the Acquisition Price for Real Property acquired by the REIT and the Consolidated Entities
                   (from persons other than Borrower or Affiliates of Borrower) during such Fiscal Quarter.

                  "Guaranty"
                   --------
                   means a guaranty of payment in a form acceptable to Lenders.

                                                               Page 9

                  "Guaranty Obligation"
                   -------------------
                   means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty
                   Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation in respect of
                   Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.  The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of such Person.

                  "Indebtedness"
                   ------------
                   means, as to any Person (without duplication), (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account,
                   (d) all obligations of such Person to pay the deferred purchase price of Property or services, (e) the principal portion of Capital Lease Obligations of such Person set forth in the financial statements of such Person and, with respect to each operating lease, including all ground leases to the extent not treated as Capital Leases, the present value of all rental payments due over the remaining term of such lease (using a discount rate of ten percent (10%)), provided, however, that, to the extent any ground lease payment has been deducted in determining Net Income, then such present value shall not be counted as Indebtedness in calculating the ratio set forth in Section 8.2,
                   (f) all Guaranty Obligations of such Person, (g) all Contractual Obligations of such
                   Person, (h) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such
                   Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property), (i) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of foreign currency exchange agreements, (j) ERISA obligations currently due and payable,
                   (k) as applied to the REIT and the Consolidated Entities, all indebtedness, obligations or other liabilities of Unconsolidated Joint Ventures which are recourse to the REIT and/or any of the Consolidated Entities, (l) the REIT's and Consolidated Entities' pro
                   rata share of Nonrecourse Debt of Unconsolidated Joint Ventures, (m) the amount which would be owed by such Person to any counterparty under any Swap Agreement(s) in the event such Swap Agreement(s) were terminated as of any date of determination of Indebtedness,
                   (n) improvement and assessment district taxes (including, without limitation, taxes under the Mello-Roos Community Facilities Act of 1982,) assessed or otherwise due with respect to any Property of such Person, and (o) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of such
                   Person as prepared in accordance with GAAP.  For purposes of clause (l), the REIT's and the Consolidated Entities' pro rata share of Nonrecourse Debt of any Unconsolidated
                   Joint Venture shall be deemed to be equal to the product of (i) the Nonrecourse Debt of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such Joint Venture held by the REIT or any Consolidated
                   Entity, expressed as a decimal.  For purposes of the preceding sentence, the term
                   "Capital Stock" shall not include the interests described in clause (ii) of the definition of "Capital Stock". With respect to any agreement entered into by such
                   Person to purchase Real Property, "Indebtedness" shall not include any amount in excess of the amount (if any) which such Person is obligated to pay as liquidated damages under such agreement in the event such Person breaches its obligation to purchase such Real Property.

                                                               Page 10

                  "Intangible Assets"
                   -----------------
                   means assets that are considered intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents and Capitalized
                   Loan Fees (other than capitalized interest with respect to construction in progress).

                  "Interest Coverage Ratio"
                   -----------------------
                   means, at any time, the ratio of (i) EBITDA for the Fiscal Quarter then most recently ended (or, if shorter, for the period from the Closing Date to the end of such period), to (ii) Interest Expense for such period.

                  "Interest Expense"
                   ----------------
                   means, for any period, the sum (without duplication) for such period of (i) total interest expense, whether paid or accrued, of the REIT and the Consolidated Entities and the portion of any Capitalized Lease Obligations allocable to interest expense during such period, including the REIT's and each Consolidated Entity's share of interest expenses in Unconsolidated Joint Ventures but excluding amortization or writeoff of debt discount and expense (except as provided in clause (ii) below),
                   (ii) with respect to the REIT and the Consolidated Entities, amortization of costs related to Swap Agreements, (iii) with respect to the REIT and the Consolidated
                   Entities, capitalized interest, (iv) amortization of Capitalized Loan Fees,
                   (v) to the extent not included in clauses (i), (ii), (iii) and (iv), the REIT's and each Consolidated Entity's pro rata share of interest expense and other amounts of the type referred to in such clauses of the Unconsolidated Joint Ventures, and
                   (vi) interest incurred on any liability or obligation that constitutes a Guaranty
                   Obligation of the REIT or any Consolidated Entity.  For purposes of clause (v), the
                   REIT's and such Consolidated Entity's pro rata share of interest expense or other amount of any Unconsolidated Joint Venture shall be deemed equal to the product of
                   (a) the interest expense or other relevant amount of such Unconsolidated Joint Venture, multiplied by (b) the percentage of the total outstanding Capital Stock of such
                   Unconsolidated Joint Venture held by the REIT or such Consolidated Entity, expressed as a decimal.  For purposes of the preceding sentence, the term "Capital Stock" shall not include the interests described in clause (ii) of the definition of "Capital Stock".

                  "Investment"
                   ----------
                   means, with respect to any Person, (i) any direct or indirect purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, (ii) any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.  The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                                                               Page 11

                  "Investment Mortgages"
                   --------------------
                   mean mortgages or deeds of trust securing indebtedness owned by Borrower.

                  "IRS"
                   ---
                   means the Internal Revenue Service and any Person succeeding to the functions thereof.

                  "Joint Venture"
                   -------------
                   means a joint venture, partnership, limited liability company, business trust or similar arrangement, whether in corporate, partnership or other legal form, provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such
                   Person is a party.

                  "Land"
                   ----
                   means unimproved (except as otherwise provided in the definition of "Construction in
                   Progress") land.  "Land" does not include Construction in Progress.

                  "Lease Buyout Proceeds"
                   ---------------------
                   means all proceeds received by or otherwise payable to any Person in connection with the agreement (whether contained in a lease or otherwise) by that Person to terminate or otherwise cancel or shorten the term of any lease with respect to which such Person is the lessor or landlord.

                  "Lehman Loan"
                   -----------
                   has the meaning given to such term in Recital A.

                  "Lender Taxes"
                   ------------
                   has the meaning given to such term in Section 2.4(g)(A).

                  "Lenders"
                   -------
                   means Wells Fargo (for so long as it holds an interest in a Note) and any other bank, finance company, insurance or other financial institution which is or becomes a party to this Agreement by execution of a counterpart signature page hereto or an Assignment and Assumption, as assignee.  At all times that there are no Lenders other than Wells
                   Fargo, the terms "Lender" and "Lenders" means Wells Fargo (for so long as it holds an interest in a Note) in its individual capacity.  With respect to matters requiring the consent to or approval of all Lenders at any given time, all then existing Defaulting
                   Lenders will be disregarded and excluded, and, for voting purposes only, "all Lenders"
                   shall be deemed to mean "all Lenders other than Defaulting Lenders".

                  "Liabilities and Costs"
                   ---------------------
                   means all claims, judgments, liabilities, obligations, responsibilities, losses, damages
                   (including lost profits), punitive or treble damages, costs, disbursements and expenses
                   (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                                                               Page 12

                  "LIBOR Office"
                   ------------
                   means, relative to any Lender, the office of such Lender designated as such on the counterpart signature pages hereto or such other office of a Lender as designated from time to time by notice from such Lender to Administrative Agent, whether or not outside the United States, which shall be making or maintaining Fixed Rate Portions of such Lender.

                  "LIBOR Reserve Percentage"
                   ------------------------
                   means, relative to any Fixed Rate Period for Fixed Rate Portions made by any Lender, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced within Administrative Agent as the reserve percentage applicable to Administrative Agent as specified under regulations issued from time to time by the Federal Reserve Board.  The LIBOR Reserve Percentage shall be based on
                   Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though Administrative Agent were in a net borrowing position.

                  "Lien"
                   ----
                   means any mortgage, deed of trust, pledge, negative pledge, hypothecation, collateral assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to 9408 of the Uniform Commercial
                   Code) naming the owner of the asset to which such Lien relates as debtor, under the
                   Uniform Commercial Code or other comparable law of any jurisdiction.

                  "Loan"
                   ----
                   means the term loan made by Lenders pursuant hereto in the original principal amount of $75,000,000.

                  "Loan Account"
                   ------------
                   has the meaning given to such term in Section 2.3.

                  "Loan Documents"
                   --------------
                   means this Agreement, the Notes, the Guaranty and all other agreements, instruments and documents (together with amendments and supplements thereto and replacements thereof) now or hereafter executed by the REIT or Borrower which evidence, guarantee or secure the Obligations, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "Major Agreements"
                   ----------------
                   means, with respect to any Real Property included within the Unencumbered Pool or which
                   Borrower proposes for inclusion within the Unencumbered Pool, (a) a lease of such Real
                   Property with respect to 25,000 square feet or more of gross leasable area, and
                   (b) each ground lease affecting such Real Property.

                  "Material Adverse Effect"
                   -----------------------
                   means, with respect to a Person, a material adverse effect upon the condition (financial or otherwise), operations, performance or properties of such Person.  The phrase "has a
                   Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

                                                               Page 13

                  "Maturity Date"
                   -------------
                   has the meaning given to such term in Section 2.1(d).

                  "Minority Interests"
                   ------------------
                   means that portion of "minority interests" as set forth in the REIT's financial statements which is attributable to the ownership interest in Borrower of Persons other than the REIT.

                  "Multiemployer Plan"
                   ------------------
                   means an employee benefit plan defined in Section 400l(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by a Person or an ERISA
                   Affiliate.

                  "NAREIT Definition"
                   -----------------
                   has the meaning given to such term in Section 11.3.

                  "Net Income"
                   ----------
                   means, for any period, total net income (or loss) of the REIT and the Consolidated
                   Entities for such period, provided that there shall be excluded therefrom (i) any charge attributable to, or otherwise on account of, the Minority Interests, (ii) any income or loss attributable to extraordinary items (including, without limitation, any income or loss attributable to restructuring of Indebtedness), (iii) gains and losses from sales of assets, (iv) Borrower's pro rata share of the income (or loss)
                   of any Unconsolidated Joint Venture for such period, and (v) except to the extent otherwise included hereunder, the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Entity or is merged with the REIT or any
                   Consolidated Entity or such Person's assets are acquired by the REIT or any
                   Consolidated Entity.  For purposes of this definition, Borrower's pro rata share of income (or loss) of any Unconsolidated Joint Venture shall be deemed equal to the product of (i) the income (or loss) of such Unconsolidated Joint Venture, multiplied by (ii) the percentage of the total outstanding Capital Stock of such
                   Person held by Borrower, expressed as a decimal.  For purposes of the preceding sentence, the term "Capital Stock" shall not include the interests described in clause (ii) of the definition of "Capital Stock".

                  "Net Offering Proceeds"
                   ---------------------
                   means (a) all cash proceeds received by the REIT as a result of the sale of common, preferred or other classes of stock of the REIT (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the REIT prepared in accordance with GAAP) less customary costs, expenses and discounts of issuance paid by the REIT (all of which proceeds shall be concurrently contributed by the REIT to
                   Borrower as additional capital as provided in Section 6.2(h), plus (b) all cash and the fair market value of the net equity of all properties contributed to Borrower by one or more Persons in exchange for limited partnership interests in Borrower.

                  "Non-Pro Rata Advance"
                   --------------------
                   means an advance of funds hereunder with respect to which fewer than all the Lenders have funded their respective Pro Rata Shares thereof and the failure of the non-funding
                   Lender or Lenders to fund its or their respective Pro Rata Shares thereof constitutes a breach of this Agreement.

                                                               Page 14

                  "Nonrecourse Debt"
                   ----------------
                   means any Debt: (a) under the terms of which the payee's remedies upon the occurrence of a default are limited to specific, identified assets of the payor which secure such
                   Debt; and (b) for the repayment of which the payor has no personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentations or misuse or misapplication of insurance proceeds, condemnation awards or rents, existence of hazardous waste or other customary exceptions to nonrecourse provisions.

                  "Note"
                   ----
                   means the promissory note made by Borrower to a Lender evidencing that Lender's Pro
                   Rata Share of the Loan, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "Obligations"
                   -----------
                   means all present and future obligations and liabilities of the Borrower of every type and description arising under or in connection with this Agreement, the Notes and the other Loan Documents due or to become due to the Lenders or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, fees, expenses, indemnities or other amounts
                   (including attorneys' fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable.

                  "Office Property"
                   ---------------
                   means any Real Property that is an office building and any related parking facility.

                  "Officer's Certificate"
                   ---------------------
                   means a certificate signed by a specified officer of a Person certifying as to the matters set forth therein.

                  "Partnership Units"
                   -----------------
                   has the meaning established for that term in the Partnership Agreement of Borrower.

                  "PBGC"
                   ----
                   means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                  "Permit"
                   ------
                   means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Liens"
                   ---------------
                   mean:

                  (a)      Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due and any such taxes, assessments, charges or claims which are due if they are being contested by
                   Borrower in accordance with Section 6.1(d);

                  (b)      Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including without limitation surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), and statutory obligations;

                                                               Page 15

                  (c)      Liens imposed by laws, such as mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or are being contested as permitted under this Agreement;

                  (d)      any Liens which are approved by Requisite Lenders; and

                  (e)      rights of lessees under leases and the rights of lessors under Capital Leases.

                  "Person"
                   ------
                   means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

                  "Plan"
                   ----
                   means an employee benefit plan defined in Section 3(3) of ERISA (other than a
                   Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

                  "Price Adjustment Date"
                   ---------------------
                   has the meaning given to such term in Section 2.4(h)(iii).

                  "Pro Rata Share"
                   --------------
                   means, with respect to each Lender, the percentage of the Loan set forth opposite the name of that Lender on Schedule 1.1 as such percentage may be increased or decreased pursuant to an Assignment and Assumption executed in accordance with
                   Section 11.20.

                  "Proceedings"
                   -----------
                   means, collectively, all actions, suits and proceedings before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

                  "Property"
                   --------
                   means, as to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned and operated by such Person in the ordinary course of its business.

                  "Property Expenses"
                   -----------------
                   means, for any Office Property, all operating expenses relating to such Office Property, including the following items (provided, however, that Property Expenses shall not include Debt Service, tenant improvement costs, leasing commissions, capital improvements, Depreciation and Amortization Expenses and any extraordinary items not considered operating expenses under GAAP):

                                                               Page 16

                   (i)      all expenses for the operation of such Office Property, including any management fees payable under management contracts, landscaping costs, janitorial costs, costs for trash pickup and security costs and all insurance expenses, but not including any expenses incurred in connection with a sale or other capital or interim capital transaction;

                   (ii)     water charges, property taxes, sewer rents and other impositions, other than fines, penalties, interest or such impositions (or portions thereof) that are payable by reason of the failure to pay an imposition timely;

                   (iii)    the cost of routine maintenance, repairs and minor alterations, to the extent they can be expensed under GAAP; and

                   (iv)     if Borrower's interest in such Office Property is a ground leasehold interest, rents paid by Borrower under the ground lease for such Office Property.

                  "Property Income"
                   ---------------
                   means, for any Office Property, all gross revenue from the ownership and/or operation of such Office Property (but excluding (i) income from a sale or other capital item transaction and (ii) Lease Buyout Proceeds), service fees and charges, all tenant expense reimbursement income payable with respect to such Office Property (but not such reimbursement for expenditures not deducted as a Property Expense), and proceeds of business interruption insurance specifically allocable to such Office Property.

                  "Property Information"
                   --------------------
                   means the following information and other items with respect to each Real Property which
                   Borrower intends to designate as an Unencumbered Asset to be added to the Unencumbered

                   (i)      A physical description of such Real Property, the date upon which such Real
                   Property was acquired or is proposed to be acquired by Borrower, the Acquisition Price of such Real Property, if the building located on such Real Property or the use of such building does not conform to applicable zoning ordinances and laws, a description of such nonconformity and whether such building or use is a legal nonconforming use, a copy of any reports delivered to Borrower with respect to the structural integrity of improvements located on such Real Property and Borrower's preliminary budget for nonrevenue enhancing capital expenditures for such Real Property for the next succeeding eight (8) Fiscal Quarters;

                   (ii)     A current operating statement for such Real Property, audited or certified by
                   Borrower as being true and correct in all material respects and prepared in accordance with GAAP, and comparative operating statements for the current interim fiscal period and for the previous two (2) Fiscal Years (or such lesser period as it has been operating); provided, however, that, if Borrower shall have owned such Real Property for less than the period to be covered by such operating statements and comparative operating statements, then the audit and certification requirements shall extend only to the period of ownership by Borrower, and Borrower shall provide to
                   Administrative Agent complete copies of any operating statements prepared by former owner(s) of such Real Property with respect to the remainder of the periods required hereunder, if the same are available to Borrower;

                                                               Page 17

                   (iii)     A current Rent Roll for such Real Property, certified by Borrower as being true and correct (or if Borrower does not presently own the Property, a copy of the Rent Roll prepared by the seller thereof);

                   (iv)      A "Phase I" environmental assessment of such Real Property not more than twelve (12) months old, prepared by an environmental engineering firm reasonably acceptable to Administrative Agent;

                   (v)       Copies of all Major Agreements affecting such Real Property;

                   (vi)      A copy of Borrower's most recent Owner's or Leasehold Policy of Title
                   Insurance, if any, covering such Real Property or, for Real Property to be acquired, a preliminary title report; and

                   (vii)     If Borrower’s interest in such Real Property is a ground leasehold interest, a copy of the ground lease pursuant to which Borrower leases such Real
                   Property and all amendments thereto and memoranda thereof.

                  "Property NOI"
                   ------------
                   means, for any Office Property for any period, (i) all Property Income for such period, minus (ii) all Property Expenses for such period.

                  "Real Property"
                   -------------
                   means each lot or parcel (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by
                   Borrower or any other Consolidated Entity.

                  "Regulations T, U and X"
                   ----------------------
                   mean such Regulations of the Federal Reserve Board as in effect from time to time.

                  "REIT"
                   ----
                   means Arden Realty, Inc., a Maryland corporation.

                  "Release"
                   -------
                   means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

                  "Remedial Action"
                   ---------------
                   means any action required by applicable Environmental Laws to: (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
                   (b) prevent the Release or threat of Release or minimize the further Release of
                   Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Rent Roll"
                   ---------
                   means, with respect to any Real Property, a rent roll for such Real Property stating for each tenancy within such Real Property the identity of the lessee, the suite designation of the space leased, the gross leasable area included within such space, the date of commencement and the date of termination of such tenancy, the periods of any options to extend or terminate such tenancy, the base rent and any escalations or operating expense reimbursement payable in respect of such tenancy and the type of lease (i.e., gross or degree to which net of expenses, taxes and other items).

                                                               Page 18

                  "Reportable Event"
                   ----------------
                   means any of the events described in Section 4043(c) of ERISA, other than an event for which the thirty (30) day notice requirement is waived by regulations.

                  "Requirements of Law"
                   -------------------
                   means, as to any Person, the charter and by-laws, partnership agreement or other organizational or governing documents of such Person, and any law, rule or regulation,
                   Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, FIRREA and
                   any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

                  "Requisite Lenders"
                   -----------------
                   means,  as of any date of determination, Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66?%), provided that:
                   (i) in determining such percentage at any given time, all then existing Defaulting
                   Lenders will be disregarded and excluded and the Pro Rata Shares of the Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such
                   Defaulting Lenders; and (ii) provided there is more than one Lender, in no event shall fewer than two (2) Lenders constitute "Requisite Lenders".

                  "Responsible Official"
                   --------------------
                   means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partnerof such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person.

                  "Revolving Credit Loan"
                   ---------------------
                   means the unsecured revolving loan made pursuant to the terms of the Revolving Credit Loan
                   Documents.

                  "Revolving Credit Loan Documents"
                   -------------------------------
                   mean that certain Second Amended and Restated Revolving Credit Agreement dated as of
                   May 2, 2000, entered into among Borrower, the Lenders therein named, Lehman Commercial
                   Paper Inc., as Syndication Agent, Lehman Brothers Inc., as Co-Lead Arranger, Bank One,
                   N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as
                   Administrative Agent and Co-Lead Arranger, together with the other "Loan Documents"
                   under and as defined in said Revolving Credit Agreement, as amended, amended and restated, supplemented, refinanced, renewed, extended or otherwise modified from time to time.

                                                               Page 19

                  "S-11"
                   ----
                   means the Form S-11 Registration Statement under the Securities Act filed by the REIT with the Commission on July 16, 1996, as amended.

                  "Securities"
                   ----------
                   means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificate of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations, provided that
                   Securities shall not include Cash Equivalents, Investment Mortgages or equity investments in Unconsolidated Joint Ventures.

                  "Securities Act"
                   --------------
                   means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "Securities Exchange Act"
                   -----------------------
                   means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "Senior Loans"
                   ------------
                   has the meaning given to such term in Section 10.4(b).

                  "Solvency Certificate"
                   --------------------
                   means each certificate delivered by the REIT and Borrower on or before the Closing
                   Date in accordance with Section 3.1(d).

                  "Solvent"
                   -------
                   means as to any Person at the time of determination, that such Person: (a) owns
                   Property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities
                   (including the probable amount of contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature (including through refinancing on commercially reasonable terms); and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  "Stockholders' Equity"
                   --------------------
                   means, as of any date of determination, the consolidated Stockholders' Equity of the
                   REIT as of that date determined in accordance with GAAP and shown in the financial statements of the REIT and the Consolidated Entities; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

                  "Subsidiary"
                   ----------
                   means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired:
                   (a) in the case of a corporation or limited liability company, of which a majority of the Securities having ordinary voting power for the election of directors or other governing body (other than Securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more
                   Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                  "Swap Agreement"
                   --------------
                   means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar", "floor," "buy down" or other interest rate protection with respect to any Indebtedness, in form and substance acceptable to
                   Administrative Agent.

                                                               Page 20

                  "Tangible Net Worth"
                   ------------------
                   means, at any time, the Stockholders' Equity, plus Minority Interests, plus cumulative net additions of Depreciation and Amortization Expense deducted in determining income for all Fiscal Quarters ending after the date of Borrower's formation minus Intangible
                   Assets.

                  "Tax Expense"
                   -----------
                   means (without duplication), for any period, total tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued, of the REIT and the Consolidated Entities, including the REIT's and each Consolidated
                   Entity's pro rata share of tax expenses in each Unconsolidated Joint Venture.  For purposes of this definition, the REIT's and such Consolidated Entity's pro rata share of any such tax expense of such Unconsolidated Joint Venture shall be deemed equal to the product of (i) such tax expense of such Unconsolidated Joint Venture, multiplied by
                   (ii) the percentage of the total outstanding Capital Stock of such Unconsolidated
                   Joint Venture held by the REIT or such Consolidated Entity, expressed as a decimal.
                   For purposes of the preceding sentence, the term "Capital Stock" shall not include the interests described in clause (ii) of the definition of "Capital Stock".

                  "Termination Event"
                   -----------------
                   means (a) any Reportable Event, (b) the withdrawal of a Person or an ERISA Affiliate of such Person from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 400l(a)(2) of ERISA, (c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate of such Person to provide affected parties with a written notice of an intent to terminate a Benefit
                   Plan in a distress termination described in Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA,
                   (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of a Person or any ERISA Affiliate of such Person from a Multiemployer Plan, or (g) the adoption of an amendment by any Person or any ERISA Affiliate of such Person to terminate any Benefit Plan that is subject to Title IV of ERISA.

                  "Total Liabilities"
                   -----------------
                   means, at any time, without duplication, the aggregate amount of (i) all Indebtedness and other liabilities of the REIT and the Consolidated Entities reflected in the financial statements of the REIT or disclosed in the financial notes thereto, plus
                   (ii) all liabilities of all Unconsolidated Joint Ventures that are recourse to the
                   REIT or any Consolidated Entity or any of its assets or that otherwise constitute
                   Indebtedness of the REIT or any Consolidated Entity, plus (iii) the REIT's and each
                   Consolidated Entity's pro rata share of all Indebtedness and other liabilities of any
                   Unconsolidated Joint Venture not otherwise constituting Indebtedness of the REIT or such Consolidated Entity, plus (iv) all Guaranty Obligations of the REIT and the
                   Consolidated Entities.  For purposes of clause (iii), the REIT's and such Consolidated
                   Entity's pro rata share of all Indebtedness and other liabilities of any Unconsolidated
                   Joint Venture shall be deemed equal to the product of (a) such Indebtedness or other liabilities, multiplied by (b) the percentage of the total outstanding Capital Stock of such Person held by the REIT or such Consolidated Entity, expressed as a decimal.
                   For purposes of the preceding sentence, the term "Capital Stock" shall not include the interests described in clause (ii) of the definition of "Capital Stock".  Total
                   Liabilities shall not include Minority Interests.

                                                               Page 21

                  "to the best knowledge of"
                   ------------------------
                   means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a person other than a natural person, known by a Responsible Official of that Person)
                   making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

                  "Unconsolidated Joint Venture"
                   ----------------------------
                   means any Joint Venture of the REIT or any Consolidated Entity in which the REIT or such
                   Consolidated Entity holds any Capital Stock but which would not be combined with the
                   REIT in the consolidated financial statements of the REIT in accordance with GAAP.

                  "Unencumbered Asset Value"
                   ------------------------
                   means, at any time, with respect to a specified Unencumbered Asset (except as provided in the definition of "Unencumbered Asset"), (i) for Unencumbered Assets that have been
                   Wholly-Owned by Borrower for at least one full Fiscal Quarter at such time and which are seventy percent (70%) or more leased, the product of the Property NOI of such
                   Unencumbered Assets during the period of the full Fiscal Quarter ended most recently multiplied by four (4), divided by nine and three-quarters percent (9.75%) (expressed as a decimal), or (ii) for Unencumbered Assets that have been Wholly-Owned by Borrower for less than one full Fiscal Quarter at such time, an amount equal to the Acquisition
                   Price for such Unencumbered Assets, or (iii) for Unencumbered Assets that have been
                   Wholly-Owned by Borrower for at least one full Fiscal Quarter at such time and which are each more than twenty-five percent (25%) leased but less than seventy percent
                   (70%) occupied (and such Unencumbered Assets have never been seventy percent (70%)
                   or more occupied), an amount equal to either (A) if the Real Property which constitutes any such Unencumbered Asset was acquired by Borrower as a completed Office Property, its Acquisition Price or (B) if Borrower developed such Real Property, the sum of its
                   Acquisition Price plus an amount (as reasonably approved by Administrative Agent)
                   equal to the costs incurred by Borrower to develop such Real Property; provided, however, that any Unencumbered Asset the Unencumbered Asset Value of which is determined pursuant to the foregoing clause (iii) shall contain no more than 350,000 square feet and shall constitute an Unencumbered Asset under this clause (iii) for no more than three Fiscal Quarters; and provided further, however, that the Unencumbered Asset Value of any Unencumbered Asset which was valued pursuant to the foregoing clause (iii) shall be determined pursuant to clause (i) of this definition only if the Real Property which constitutes such Unencumbered Asset achieves seventy percent (70%) or more occupancy.

                  "Unencumbered Asset"
                   ------------------
                   means any Real Property designated by Borrower that satisfies all of the following conditions:

                   (i)     is a completed Office Property; provided, however, that with respect to
                   Unencumbered Assets referred to in clause (iii) of the definition of "Unencumbered
                   Asset Value", "completed Office Property"; means an Office Property with respect to which the appropriate Governmental Authority has issued a temporary certificate of occupancy and the architect who prepared the plans and specifications for such Office
                   Property has delivered to Administrative Agent a written certificate, in form and substance reasonably acceptable to Administrative Agent, certifying that, other than tenant improvements, such Office Property has been completed in substantial compliance with such plans and specifications;

                                                               Page 22

                   (ii)    is free and clear of any Lien, other than (a) easements, covenants, and other restrictions, charges or encumbrances not securing Indebtedness that do not interfere materially with the ordinary operations of such Real Property and do not materially detract from the value of such Real Property; (b) building restrictions, zoning laws and other Requirements of Law; and (c) leases and subleases of such Real
                   Property in the ordinary course of business; provided, however, if such Real Property is subject to a ground lease, it, together with all other Real Properties in the
                   Unencumbered Pool subject to ground leases, shall not represent more than the lesser of (a) twenty-five percent (25%) of the aggregate Unencumbered Asset Value of all assets in the Unencumbered Pool or (b) twenty-five percent (25%) of the total square footage of all assets in the Unencumbered Pool; and (c) Permitted Liens;

                   (iii)    is Wholly-Owned;

                   (iv)     such Real Property is not less than seventy percent (70%) leased; provided, however, if such Real Property is not more than 350,000 square feet and is greater than twenty-five percent (25%) leased, it may constitute an Unencumbered Asset for up to three Fiscal Quarters; provided further, however, (a) such Real Property qualifying as an Unencumbered Asset pursuant to the immediately preceding proviso, together with all other Real Properties qualifying as Unencumbered Assets pursuant to the immediately preceding proviso (collectively, together with this proviso, the "Less Than 70% Leased Provisos") and together with all Unencumbered Assets the Unencumbered Asset Value of which is determined pursuant to clause
                   (iii) of the definition of "Unencumbered Asset Value", shall not represent more than the lesser of (1) ten percent (10%) of the aggregate Unencumbered Asset Value of all assets in the Unencumbered Pool or (2) ten percent (10%) of the total square footage of all assets in the Unencumbered Pool, and (b) the value of such Real Property qualifying as an Unencumbered Asset pursuant to the immediately preceding proviso shall be either (A) if such Real Property was acquired by Borrower as a completed
                   Office Property, its Acquisition Price or (B) if Borrower developed such Real Property, the sum of its Acquisition Price plus an amount (as reasonably approved by
                   Administrative Agent) equal to the costs incurred by Borrower to develop such Real
                   Property, and, in either such event, such Real Property shall not be valued in accordance with clause (i) or (ii) of the definition of "Unencumbered Asset Value"; and

                   (v)     after adding such Real Property to the Unencumbered Pool, the Real Properties in
                   the Unencumbered Pool shall not be less than eighty-five percent (85%) leased.

                                                               Page 23

                   Any Real Property (a) which does not satisfy each of the foregoing conditions, (b) which satisfies each of the foregoing conditions, but is subject to a ground lease, (c) which satisfies each of the foregoing conditions, but with respect to which Borrower is relying on compliance with the Less Than 70% Leased Provisos to satisfy the foregoing condition
                   (iv), or (d) which satisfies each of the foregoing conditions, but not the Additional
                   Conditions (defined below), may constitute an Unencumbered Asset only if such Real
                   Property has been expressly approved by the Requisite Lenders in writing as an
                   Unencumbered Asset.  Any Real Property (A) which satisfies each of the foregoing conditions
                   (provided that, with respect to condition (ii), such Real Property is not subject to any ground lease, and with respect to condition (iv), Borrower is not relying on compliance with the Less Than 70% Leased Provisos to satisfy condition (iv), that is, such Real
                   Property is not less than 70% leased), (B) has been expressly approved by Administrative
                   Agent alone in writing as an Unencumbered Asset and (C) satisfies the following additional conditions (the "Additional Conditions") and Borrower has so certified to Administrative
                   Agent, shall be an Unencumbered Asset:

                                      (1)     such Real Property is located in one of Borrower's existing markets and is in conformance with current applicable zoning laws; and

                                      (2)     with respect to such Real Property, Borrower has received a "Phase I"
                   environmental assessment and a structural/physical report and has certified to
                   Administrative Agent that no environmental or structural issues have been identified in those reports.

                   As of the date hereof all Unencumbered Assets are described on Schedule 8.5 provided that if any Unencumbered Asset (including any of the properties listed on Schedule 8.5) no longer satisfies any of the conditions set forth in the foregoing clauses (i) through
                   (v), inclusive, the Requisite Lenders shall have the right, at any time and from time to time, to notify Borrower that, effective upon the giving of such notice, such asset shall no longer be considered an Unencumbered Asset.  If Borrower intends to designate a Real Property as an Unencumbered Asset to be added to the Unencumbered Pool from time to time, it will notify the Administrative Agent of such intention, which notice will include, with respect to such Real Property, the Property Information with respect to such Real Property, and such other information and items as may be reasonably requested by Administrative Agent with respect to such Real Property.  If Borrower at any time intends to withdraw any Real Property from the Unencumbered Pool, it shall (A) notify the Administrative Agent of its intention, and (B) deliver to the Administrative Agent a certificate of its chief financial officer, chief executive officer or chief operating officer setting forth the calculations establishing that Borrower will be in compliance with Section 8.5 with giving effect to such withdrawal (and any concurrent addition of
                   Real Properties to the Unencumbered Pool), which calculations shall be in such detail, and otherwise in such form and substance, as Administrative Agent reasonably requires.
                   Effective automatically upon receipt of such notice and certificate by Administrative
                   Agent (or upon any later date stated in such notice), such Real Property shall no longer constitute an Unencumbered Asset.

                  "Unencumbered Pool"
                   -----------------
                   means the pool of Unencumbered Assets.

                  "Unencumbered Pool Statements"
                   ----------------------------
                   has the meaning given to such term in Section 5.1(f).

                                                               Page 24

                  "Unmatured Event Of Default"
                   --------------------------
                   means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  "Unsecured Funded Indebtedness"
                   -----------------------------
                   means Debt that is not secured by any Lien and includes, without limitation, any outstanding principal under the Loan.

                  "Unsecured Interest Expense Coverage Ratio"
                   -----------------------------------------
                   means, at the time of determination, the ratio of (i) Property NOI of all Unencumbered
                   Assets for the Fiscal Quarter then most recently ended (or, if shorter, for the period from the Closing Date to the end of such period), to (ii) Interest Expense on all
                   Unsecured Funded Indebtedness for such period.

                  "Wells Fargo"
                   -----------
                   means Wells Fargo Bank, National Association.

                  "Wholly-Owned"
                   ------------
                   means, with respect to any Real Property, that title to such Real Property is held in fee directly by Borrower or that Borrower is the lessee under a ground lease approved by the Administrative Agent.

        1.2.       Computation of Time Periods.
                   ---------------------------
                   In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from' means "from and including" and the words "to"
                   and "until" each mean "to and including". Periods of days referred to in this
                   Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

        1.3.       Terms.
                   -----
                   (a) Any accounting terms used in this Agreement which are not specifically defined shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed in this Agreement.

                   (b) In each case where the consent or approval of Administrative Agent, all the
                       Lenders and/or the Requisite Lenders is required, or their non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole and absolute discretion of Administrative Agent and, as applicable, each Lender, unless otherwise specifically indicated.

                   (c) Any time the word "or" is used herein, unless the context otherwise clearly requires, it has the inclusive meaning represented by the phrase "and/or". The words
                       "hereof", "herein", "hereby", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other
                       Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable.

                                                               Page 25

                                                               ARTICLE 2
                                                               ---------
                                                                 LOAN
                                                                 ----

        2.1.       Loan Funding and Repayment.
                   --------------------------
                   (a) Loan Funding.
                       ------------
                       Subject to the terms and conditions set forth in this Agreement, Lenders hereby agree to make the Loan to Borrower on the Closing Date. The Loan may be repaid by
                       Borrower pursuant and subject to Section 2.6(a); however, no portion of the Loan that is prepaid may be reborrowed. The principal balance of the Loan shall be payable in full on the Maturity Date. The Loan will be evidenced by the Notes.

                   (b) Selection of Interest Rate; Fixed Rate Notice.

                       (i)     Unless otherwise selected by Borrower in accordance with this Section 2.1(b), the entire Loan balance shall be deemed a Base Rate Portion, and shall bear interest accordingly.

                       (ii)    Borrower may elect (A) to convert a Fixed Rate Portion or any portion thereof into the Base Rate Portion, or (B) to convert the Base Rate Portion or any portion thereof to a Fixed Rate Portion, or (C) to convert a Fixed Rate Portion or any portion thereof into a new Fixed Rate Portion, provided, however, that the aggregate amount of the Loan being converted into or continued as a Fixed Rate Portion shall equal One Million Dollars ($1,000,000) or an integral multiple of Fifty Thousand
                       Dollars ($50,000) in excess thereof. The conversion of a Fixed Rate Portion to the
                       Base Rate Portion or to a new Fixed Rate Portion shall only occur on the last
                       Business Day of the Fixed Rate Period relating to such Fixed Rate Portion. Each election under clause (B) or (C) above shall be made by Borrower giving
                       Administrative Agent, at Wells Fargo Real Estate Group Disbursement Center,
                       2120 East Park Place, Suite 100, El Segundo, California 90245, Attention:
                       Nanette Douglas (telephone: (310) 335-9545; telecopier: (310) 615-1014), with a copy to: Wells Fargo Bank, Real Estate Group, 333 South Grand Avenue, 12th floor,
                       Los Angeles, California 90071, Attention: Daniel Cacho, Jr., or at such other addresses as Administrative Agent shall designate, an original or facsimile Fixed
                       Rate Notice no later than 9:00 A.M. (San Francisco time), not less than three (3)
                       nor more than five (5) Business Days prior to the date of proposed conversion to a
                       Fixed Rate Portion, in the case of an election under clause (B) above, and not less than three (3) nor more than five (5) Business Days prior to the last day of the
                       Fixed Rate Period for the Fixed Rate Portion in question, in the case of an election under clause (C) above. Each Fixed Rate Notice delivered pursuant to this Section
                       2.1(b)(ii) shall specify (1) the amount of the new Fixed Rate Portion or Base Rate
                       Portion, as the case may be, (2) with respect to a new Fixed Rate Portion, the Fixed Rate Period therefor, and (3) the date of the effectiveness of the
                       Fixed Rate or Base Rate, as the case may be (which date shall be a Business Day).

                       (iii)     Upon receipt of a Fixed Rate Notice in proper form requesting a Fixed Rate
                       Portion under subparagraph (ii) above, Administrative Agent shall deliver a copy thereof (by facsimile) to each Lender by noon (San Francisco time) on the same day of Administrative Agent's receipt thereof and shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion, and shall, two (2)
                       Business Days prior to the beginning of such Fixed Rate Period, give (by facsimile)
                       a Fixed Rate Notice in respect thereof to Borrower and the Lenders; provided, however, that failure to give such notice to Borrower shall not affect the validity of such rate. Each determination by Administrative Agent of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error.

                                                               Page 26

                       (iv)      If Borrower does not make a timely election to convert all or a portion of a
                       Fixed Rate Portion into a new Fixed Rate Portion in accordance with Section 2.1(b)(ii)
                       such Fixed Rate Portion shall be automatically converted to the Base Rate Portion upon expiration of the Fixed Rate Period applicable to such Fixed Rate Portion.

                   (c) Disbursement.
                       ------------
                       Administrative Agent shall deposit the proceeds of the Loan in Lehman's account number 30434141 at Citibank and in accordance with the specific wiring instructions provided by Borrower to Administrative Agent at closing in a fully executed Funds Transfer Agreement on Administrative Agent's standard form.

                   (d) Term.
                       ----
                       The outstanding balance of the Loan shall be payable in full on the earliest to occur of, (i) June 13, 2004 (as such date may be extended pursuant to Section
                       2.1(e)), (ii) the acceleration of the Loan pursuant to Section 9.2(a), or
                       (iii) Borrower's written notice to Administrative Agent (pursuant and subject to Section 2.6(a)) of Borrower's election to prepay all accrued Obligations and terminate the Loan (said earliest date referred to herein as the "Maturity Date").

                   (e) Extension of the Maturity Date.
                       ------------------------------
                       During the period commencing not more than ninety (90) days prior to, and ending not less than thirty (30) days prior to, the second anniversary of the Closing
                       Date, so long as there does not then exist an Event of Default Borrower may extend by two (2) years the Maturity Date by delivering written notice of the exercise of such option to extend to Administrative Agent. Within five (5)
                       Business Days after Administrative Agent's receipt of such written request,
                       Administrative Agent shall deliver a copy of such written notice to each Lender.
                       Provided no Event of Default exists on the original Maturity Date, as of the original Maturity Date such Maturity Date shall be extended to June 12, 2006 as to all Lenders.

        2.2.       Authorization to Request a Fixed Rate.
                   -------------------------------------
                       Schedule 2.2
                       ------------
                       sets forth the names of those employees of Borrower authorized by Borrower to sign
                       Fixed Rate Notices, and Administrative Agent and Lenders shall be entitled to rely on such Schedule until notified in writing by Borrower of any change(s) of the persons so authorized. Administrative Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Fixed Rate Notice, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold Lenders and Administrative Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Fixed Rate Notice, unless caused by the gross negligence or willful misconduct of the Person to be indemnified.

        2.3.       Lenders' Accounting.
                   -------------------
                   Administrative Agent shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and the principal amount of the Loan owing to each
                   Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of any fees required to be paid pursuant to this Agreement.
                   All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent's practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon
                   Borrower in all respects as to all matters reflected therein (absent manifest error).

                                                               Page 27

        2.4.       Interest on the Loan.
                   --------------------

                   (a)     Base Rate Portion.
                           -----------------
                           Subject to Section 2.4(d), the Base Rate Portion shall bear interest on the daily unpaid principal amount thereof from the date made until paid in full at a fluctuating rate per annum equal to the Base Rate.

                   (b)     Fixed Rate Portions.
                           -------------------
                           Subject to Sections 2.4(d) and 2.4(h), Fixed Rate Portions shall bear interest on the unpaid principal amount thereof during the Fixed Rate Period applicable thereto at a rate per annum equal to the sum of the Fixed Rate for such Fixed Rate Period plus the Applicable Fixed Rate Margin. Each Fixed Rate Portion shall be in an amount of One
                   Million Dollars ($1,000,000) or Fifty Thousand Dollar ($50,000) increments in excess thereof. No more than six (6) Fixed Rate Portions shall be outstanding at any one time.
                   Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained in Section 2.4(d), if an Event of Default occurs and as a result thereof the Loan is accelerated, all Fixed Rate Portions will convert to the
                   Base Rate Portion upon the expiration of the applicable Fixed Rate Periods therefor or the date the Loan becomes due, whichever occurs first.

                   (c)     Interest Payments.
                           -----------------
                           Subject to Section 2.4(d), interest accrued on the Loan shall be payable by
                   Borrower, in the manner provided in Section 2.6(b), in arrears on the first Business
                   Day of the first calendar month following the Closing Date, the first Business Day of each succeeding calendar month thereafter, and on the Maturity Date.

                   (d)     Default Interest.
                           ----------------
                           Notwithstanding the rates of interest specified in Sections 2.4(a) and 2.4(b)
                   and the payment dates specified in Section 2.4(c), effective at the option of Requisite
                   Lenders following the occurrence and during the continuance of any Event of Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments not paid when due, shall bear interest, payable upon demand, at a rate which is five percent (5%) per annum in excess of the rate(s)
                   of interest otherwise payable from time to time under this Agreement. Notwithstanding anything to the contrary in any of the other Loan Documents, all other amounts due
                   Administrative Agent or the Lenders (whether directly or for reimbursement) under this
                   Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall bear interest from and after demand at the rate set forth in this Section 2.4(d).

                   (e)     Late Fee.
                           --------
                           Borrower acknowledges that late payment to Administrative Agent will cause
                   Administrative Agent and the Lenders to incur costs not contemplated by this Agreement.
                   Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity
                   Date, unless waived by Administrative Agent pursuant to the last sentence of this
                   Section 2.4(e) or by the Requisite Lenders, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge which is due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower, the Lenders and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and the Lenders will incur by reason of late payment. Borrower, the Lenders and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or under any other Loan Document. Such late charge shall be paid without prejudice to any other rights or remedies of Administrative
                   Agent or any Lender. The Lenders agree that, notwithstanding the foregoing, no such late charge shall be charged by Administrative Agent or any Lender if the principal balance outstanding under the Loan is then bearing interest at the default rate of interest set forth in Section 2.4(d). Administrative Agent is hereby authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided for in this Section 2.4(e)
                   up to a maximum of three (3) times per calendar year.

                                                               Page 28

                   (f)     Computation of Interest.
                           -----------------------
                           Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360)
                   days. In computing interest on the Loan, subject to Section 2.6(b), the date of the
                   Loan disbursement shall be included and the date of payment shall be excluded.
                   Notwithstanding any provision in this Section 2.4, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.

                   (g)     Changes; Legal Restrictions.
                           ---------------------------
                           In the event that, after the Closing Date, (i) the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a court or
                   Governmental Authority or any change in the interpretation or application thereof by a court or Governmental Authority, or (ii) compliance by Administrative Agent or any Lender with any request or directive made or issued after the Closing Date
                   (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any central bank or other Governmental Authority or quasi-governmental authority:

                                      (A)     subjects Administrative Agent or any Lender to any tax,
                   duty or other charge of any kind with respect to the Loan, this Agreement or any of the other Loan Documents, including the Notes, or changes the basis of taxation of payments to Administrative Agent or such Lender of principal, fees, interest or any other amount payable hereunder, except for net income, gross receipts, gross profits or franchise taxes imposed by any jurisdiction and not specifically based upon loan transactions (all such non-excepted taxes, duties and other charges being hereinafter referred to as "Lender Taxes");

                                      (B)     imposes, modifies or holds applicable, in the determination of Administrative Agent or any Lender, any reserve, special deposit, compulsory loan,
                   FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, Administrative Agent or such
                   Lender or any applicable lending office (except to the extent that the reserve and FDIC insurance requirements are reflected in the "Base Rate" or in determining the Fixed
                   Rate); or

                                                               Page 29

                                      (C)     imposes on Administrative Agent or any Lender any other
                   condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date,

                   and the result of any of the foregoing is to increase the cost to Administrative Agent or any Lender of making, renewing, maintaining or participating in the Loan or to reduce any amount receivable thereunder; then in any such case, Borrower shall promptly pay to Administrative Agent or such Lender, as applicable, within seven (7) days after
                   Borrower's receipt of written demand, such amount or amounts (based upon a reasonable allocation this Agreement and affected by this Section 2.4(g)) as may be necessary to compensate Administrative Agent or such Lender for any such additional cost incurred or reduced amounts received. Administrative Agent or such Lender shall deliver to
                   Borrower and in the case of a delivery by such Lender, such Lender shall also deliver to Administrative Agent, a written statement of the claimed additional costs incurred or reduced amounts received and the basis therefor as soon as reasonably practicable after such Lender obtains knowledge thereof. If Administrative Agent or any Lender subsequently recovers any amount of Lender Taxes previously paid by Borrower pursuant to this Section 2.4(g), whether before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Administrative Agent or such Lender will refund such amount to Borrower if no Event of Default or Unmatured
                   Event of Default then exists or, if an Event of Default or Unmatured Event of Default
                   then exists, such amount will be credited to the Obligations in the manner determined by Administrative Agent or such Lender.

                  (h)     Certain Provisions Regarding Fixed Rate Portions.
                          ------------------------------------------------

                          (i)  LIBOR Lending Unlawful.
                               ----------------------
                               If any Lender shall determine (which determination shall, upon notice thereof to Borrower and Administrative Agent, be conclusive and binding on the parties hereto) that after the Closing Date the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other
                   Governmental Authority asserts that it is unlawful, for such Lender to make or maintain any portion of the Loan as a Fixed Rate Portion, (A) the obligations of such Lender to make or maintain any portion of the Loan as Fixed Rate Portions shall, upon such determination, forthwith be suspended until such Lender shall notify Administrative Agent that the circumstances causing such suspension no longer exist (and such Lender shall give notice if such circumstances no longer exist), and (B) if required by such law or assertion, the existing Fixed Rate
                   Portions of such Lender shall automatically convert into Base Rate Portions.

                          (ii)  Deposits Unavailable.
                                --------------------
                                If Administrative Agent shall have determined in good faith that adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Rate
                   Portions, then, upon notice from Administrative Agent to Borrower the obligations of all the Lenders to make or maintain any portions of the Loan as Fixed Rate
                   Portions shall forthwith be suspended until Administrative Agent shall notify Borrower that the circumstances causing such suspension no longer exist. Administrative Agent will give such notice when it determines, in good faith, that such circumstances no longer exist; provided, however, that neither Administrative Agent nor any Lender shall have any liability to any Person with respect to any delay in giving such notice.

                                                               Page 30

                          (iii)  Fixed Rate Price Adjustment.
                                 ---------------------------
                                 Borrower acknowledges that prepayment or acceleration of a Fixed Rate
                   Portion during a Fixed Rate Period shall result in the Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Price Adjustment Date"), Borrower shall pay to Administrative Agent, for the account of each Lender, in addition to all other sums then owing, an amount ("Fixed Rate Price Adjustment") equal to the then present value of (A) the amount of interest that would have accrued on the Fixed Rate Portion for the remainder of the Fixed Rate Period at the rate applicable to such Fixed Rate
                   Portion, less (B) the amount of interest that would accrue on the same Fixed Rate
                   Portion for the same period if the Fixed Rate were set on the Price Adjustment Date.
                   The present value shall be calculated by using as a discount rate the Fixed Rate quoted on the Price Adjustment Date.

                   By initialing this provision where indicated below, Borrower confirms that Lenders'
                   agreement to make the Loan at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

                        BORROWER'S INITIALS:      _________________

                   Within seven (7) days after Borrower's receipt of written notice from Administrative
                   Agent, Borrower shall immediately pay to Administrative Agent, for the account of the
                   Lenders, the Fixed Rate Price Adjustment as calculated by Administrative Agent. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

                          (iv)  Borrower understands, agrees and acknowledges the following: (A) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of the Fixed Rate as a basis for calculating the rate of interest on a Fixed Rate Portion or a Fixed Rate Price Adjustment; (B) the Fixed Rate is used merely as a reference in determining such rate and/or Fixed Rate Price Adjustment; and (C) Borrower has
                   accepted the Fixed Rate as a reasonable and fair basis for calculating such rate and a
                   Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price
                   Adjustment and Lender Taxes,if any, whether or not a Lender elects to purchase, sell and/or match funds.

                                                               Page 31

                          (i) Withholding Tax
                              ---------------
                              Exemption. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to Administrative Agent and Borrower two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or Form W-8ECI
                   (and any necessary Form W-8IMY), certifying in either case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any
                   United States federal income taxes and a valid and duly completed and executed Internal
                   Revenue Service Form W-8 or W-9. Each Lender which so delivers a Form W-8BEN or
                   Form W-8ECI further undertakes to deliver to Administrative Agent and Borrower two (2)
                   additional copies of such form (or any applicable successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by
                   Administrative Agent or Borrower, in each case certifying that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any
                   United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes. If any Lender cannot deliver such form or delivers one or more such forms indicating that such Lender is entitled to only a partial exemption from withholding, then Borrower may withhold from such payments such amounts as are required by the Code.

        2.5.       [Intentionally omitted]
                    ---------------------
        2.6.       Payments.
                   --------

                   (a)     Voluntary Prepayments.
                           ---------------------
                           At any time after the first anniversary of the Closing Date, Borrower may, upon not less than three (3) Business Days prior written notice to Administrative Agent not later than 11:00 A.M. (San Francisco time) on the date given, at any time and from time to time, prepay the Loan in whole or in part, without premium or penalty. BORROWER
                   SHALL HAVE NO RIGHT TO PREPAY THE LOAN OR ANY PORTION THEREOF PRIOR TO THE FIRST
                   ANNIVERSARY OF THE CLOSING DATE, AND LENDERS SHALL HAVE NO OBLIGATION TO ACCEPT ANY
                   ATTEMPTED PREPAYMENT PRIOR TO SUCH DATE. If, notwithstanding the prohibition set forth in the preceding sentence, any portion of the outstanding principal balance of the Loan is prepaid voluntarily by Borrower or accelerated by Lenders following a Default prior to the first anniversary of the Loan for any reason whatsoever, Borrower shall pay to
                   Lender, in addition to any fees and costs which may be incurred by Lender in connection with the prepayment of the Loan, including any Fixed Rate Price Adjustment, a prepayment premium as set forth on Schedule 2.6 attached hereto. Any notice of prepayment given to Administrative Agent under this Section 2.6(a) shall specify the date of prepayment and the aggregate principal amount of the prepayment. In the event of a prepayment of
                   Fixed Rate Portions, Borrower shall pay any Fixed Rate Price Adjustment payable in respect thereof in accordance with Section 2.4(h). Administrative Agent shall provide to each Lender a confirming copy of such notice on the same Business Day such notice is received.

                                                               Page 32

                   (b)     Manner and Time of Payment.
                           --------------------------
                           All payments of principal, interest and fees hereunder payable to Administrative
                   Agent or the Lenders shall be made without condition orreservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative
                   Agent's written wire transfer instructions) of immediately available funds, to
                   Administrative Agent, for the account of each Lender entitled thereto not later than
                   11:00 A.M. (San Francisco time) on the date due; and funds received by Administrative
                   Agent after that time and date shall be deemed to have been paid on the next succeeding
                   Business Day.

                   (c)     Payment on Non-Business Days.
                           ----------------------------
                           Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding
                   Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

        2.7.       Notice of Increased Costs.
                   -------------------------
                   Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of the occurrence of an event or the existence of a condition which would cause it to be affected by any of the events or conditions described in Section 2.4(g) or (h), it will notify Borrower, and provide a copy of such notice to Administrative Agent, of such event and the possible effects thereof, provided that the failure to provide such notice shall not affect such Lender's rights to reimbursement provided for herein. Provided no Event of Default or Unmatured Event of Default
        has occurred and is continuing, Borrower shall have the right (the "Payoff Right") to pay to such
        Lender all principal, accrued and unpaid interest and any other amounts (collectively, the "Payoff
        Amount") due such Lender under this Agreement and the other Loan Documents (including amounts due such Lender under Section 2.4(g)). Borrower may exercise the Payoff Right only by delivering written notice of Borrower"s exercise of such Payoff Right to such Lender, the Administrative
        Agent and the other Lenders within fifteen (15) days after Borrower's receipt of written notice from such Lender that Borrower owes amounts under Section 2.4(g) and thereafter paying, in immediately available funds, the Payoff Amount to such Lender within such 15-day period. Upon such Lender's receipt of the Payoff Amount, such Lender’s Pro Rata Share of the Loan shall be terminated, the Loan shall be reduced by an amount equal to such Lender's Pro Rata Share of the
        Loan and the Pro Rata Shares of the Loan of the remaining Lenders shall be adjusted and the
        Administrative Agent shall give written notice to each of the Lenders of the adjusted Pro Rata Shares.

                                                               ARTICLE 3
                                                               ---------
                                                           CONDITIONS TO LOAN
                                                           ------------------

        3.1.      Conditions to Closing.

                  The obligation of the Lenders to fund the Loan shall be subject to the satisfaction or waiver by the Requisite Lenders of each of the following conditions precedent on or before
        June 30 2002:

                  (a)       Borrower Loan Documents.  Borrower shall have executed and delivered to
                  Administrative Agent each of the following, in form and substance acceptable to
                  Administrative Agent and each other Lender:

                                                               Page 33

                            (i)   this Agreement;

                            (ii)  the Note; and

                            (iii) all other documents which Administrative Agent reasonably requires to be executed by or on behalf of Borrower.

                  (b)      REIT Loan Documents.
                           -------------------
                           The REIT shall have executed and delivered to Administrative Agent each of the following, in form and substance acceptable to Administrative Agent and each other Lender:

                             (i)  the Guaranty; and

                             (ii) all other documents which Administrative Agent reasonably requires to be executed by or on behalf of the REIT.

                  (c) Corporate and Partnership Documents.
                      -----------------------------------
                      Administrative Agent shall have received the corporate and partnership formation and other governing documents of the Borrower and the REIT, and a certificate of each such entity's Secretary or an officer comparable thereto with respect to authorization, incumbency and all organizational documents.

                  (d) Solvency.
                      --------
                      Each of the REIT and Borrower shall be Solvent and shall have delivered to
                  Administrative Agent a Solvency Certificate in form and substance satisfactory to
                  Administrative Agent to that effect.

                  (e) Expenses.
                      --------
                      Administrative Agent shall have received reimbursement for all costs and expenses for which Borrower is obligated pursuant to Section 11.1 and for which Borrower has received an invoice, and Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to Administrative Agent on or before the Closing Date.

                  (f) Opinions of Counsel.
                      -------------------
                      Administrative Agent shall have received, on behalf of Administrative Agent and the
                  Lenders, favorable opinions of counsel for Borrower and the REIT dated as of the Closing
                  Date, in form and substance reasonably satisfactory to Administrative Agent, the Lenders and their respective counsel.

                  (g) Consents and Approvals.
                      ----------------------
                      All material licenses, permits, consents, regulatory approvals and corporate action necessary to enter into the financing transactions contemplated by this Agreement shall have been obtained by Borrower and the REIT.

                  (h) Officer's Certificate.
                      ---------------------
                      Administrative Agent shall have received an Officer's Certificate of the REIT, in the form and following the requirements set forth in Section 5.1(d), certifying to
                  Administrative Agent and Lenders that, after full disbursement of the Loan, the signers do not have knowledge of the existence as of the date of the Officer's
                  Certificate, of any condition or event which constitutes an Event of Default or
                  Unmatured Event of Default.

                                                               Page 34

                  (i) Lehman Loan Payoff.
                      ------------------
                      Administrative Agent shall have received satisfactory evidence that the Lehman
                  Loan has been repaid in full or will be repaid in full concurrently with the funding of the Loan.

                  (j) 2001 Financial Statements.
                      -------------------------
                      Administrative Agent shall have received and approved Borrower's Fiscal Year end financial statements for the Fiscal Year-ended on December 31, 2001.

                                                               ARTICLE 4
                                                    REPRESENTATIONS AND WARRANTIES

        4.1.      Representations and Warranties as to Borrower, Etc.  In order to induce the Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and the Lenders as follows:

                  (a) Organization; Partnership Powers.
                      --------------------------------
                      Borrower (i) is a limited partnership duly organized, validly existing and in good standing under the laws of Maryland, (ii) is duly qualified to do business as a foreign limited partnership and in good standing under the laws of California and each other jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on Borrower, and (iii) has all requisite partnership power and authority to own, operate and encumber its Property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

                  (b) Authority.
                      ---------
                      Borrower has the requisite partnership power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary actions. Each of the Loan Documents to which Borrower is a party has been duly and validly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

                  (c) Ownership of Borrower.
                      ---------------------
                      All of the Partnership Units of Borrower are validly issued and non-assessable and as of the Closing Date are owned of record by the REIT or by the Persons (and in the amounts) set forth on Schedule 4.1(c), as amended from time to time. As of March 31,
                  2002, the REIT owns 64,404,910 Partnership Units of Borrower, free and clear of any
                  Liens. Such Partnership Units were offered and sold in compliance in all material respects with all Requirements of Law (including, without limitation, federal and state securities laws). Except as set forth in Schedule 4.1(c), there are no outstanding securities convertible into or exchangeable for Partnership Units of
                  Borrower, or options, warrants or rights to purchase any such Partnership Units, or commitments of any kind for the issuance of additional Partnership Units or any such convertible or exchangeable securities or options, warrants or rights to purchase such
                  Partnership Units. The REIT is the sole general partner of Borrower.

                                                               Page 35

                  (d) No Conflict.
                      -----------
                      The execution, delivery and performance by Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower's limited partnership agreement or certificate of limited partnership or other organizational documents, as the case may be, or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual
                  Obligation or Court Order ofor binding upon Borrower, which would have a Material
                  Adverse Effect on Borrower or (iii) require termination of any Contractual Obligation, which termination would have a Material Adverse Effect on Borrower or (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties or assets of Borrower (other than Permitted Liens).

                  (e) Consents and Authorizations.
                      ---------------------------
                      Borrower has obtained all consents and authorizations required pursuant to its
                  Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental
                  Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party, except to the extent that failure to obtain any such consent or authorization or to effect such notice or filing would not have a Material Adverse Effect on Borrower.

                  (f) Governmental Regulation.
                      -----------------------
                      Neither Borrower nor the REIT is subject to regulation under the Public Utility
                  Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the
                  Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

                  (g) Financial Statements; Projections and Forecasts.
                      -----------------------------------------------
                      Each of the financial statements to be delivered to Administrative Agent pursuant to Sections 5.1(b) and 5.1(c) (i) has been, or will be, as applicable, prepared in accordance with the books and records of the REIT and the Consolidated Entities on a consolidated basis, and (ii) either fairly present in all material respects, or will fairly present in all material respects, as applicable, the financial condition of the REIT and the Consolidated Entities on a consolidated basis, at the dates thereof
                  (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows, on a consolidated basis, for the period then ended. Each of the projections delivered to Administrative Agent prior to the date hereof and each of the projected consolidated cash flows to be delivered to Administrative Agent pursuant to Section 5.1(e), (A) has been, or will be, as applicable, prepared by the REIT in light of the past business and performance of the REIT or its predecessors in interest on a consolidated basis and (B) represent, or will represent, as of the date thereof, the reasonable good faith estimates of the REIT’s financial personnel as of their respective dates.

                  (h) Prior Operating Statements.
                      --------------------------
                      Each of the operating statements pertaining to each of the Unencumbered Assets in the Unencumbered Pool prepared by Borrower and delivered to Administrative Agent prior to the date hereof was prepared in accordance with GAAP in effect on the date such operating statement of each such Unencumbered Asset was prepared and fairly presents the results of operations of such Unencumbered Asset for the period then ended; provided, however, that no representation is made with respect to any period prior to the ownership of such Unencumbered Asset by Borrower.

                  (i) Unencumbered Pool Statements and Projections.
                      --------------------------------------------
                      Each of the Unencumbered Pool Statements to be delivered to Administrative Agent pursuant to Section 5.1(f) (i) has been or will be, as applicable, prepared in accordance with the books and records of the applicable Unencumbered Asset and
                  (ii) fairly presents or will fairly present in all material respects, as applicable, the results of operations of such Unencumbered Asset for the period then ended; provided, however, that no representation is made with respect to any period prior to the ownership of such Unencumbered Asset by Borrower.

                                                               Page 36

                  (j) Litigation; Adverse Effects.
                      ---------------------------

                             (i)  Except as otherwise disclosed on Schedule 4.1(j), there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of Borrower's knowledge, threatened against Borrower or any Property of Borrower which, if adversely determined, would result in a Material Adverse Effect on Borrower.

                             (ii)  Borrower is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on Borrower, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on Borrower. There are no
                  material Proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower or any Unencumbered Asset which, if adversely decided, would have a Material Adverse Effect on Borrower.

                  (k) No Material Adverse Change.
                      --------------------------
                      Since December 31, 2001, (i) there has occurred no event which has a Material
                  Adverse Effect on Borrower, and (ii) no material adverse change in Borrower's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby has occurred.

                  (l) Payment of Taxes.
                      ----------------
                      All tax returns and reports to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on Borrower. Borrower has no knowledge of any proposed tax assessment against Borrower that will have a
                  Material Adverse Effect on Borrower, which is not being actively contested in good faith by Borrower.

                  (m) Material Adverse Agreements.
                      ---------------------------
                      Borrower is not a party to or subject to any Contractual Obligation or other restriction contained in its limited partnership agreement, certificate of limited partnership or similar governing documents which has a Material Adverse Effect on
                  Borrower.

                                                               Page 37

                  (n) Performance.
                      -----------
                      Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on Borrower.

                  (o) Federal Reserve Regulations.
                      ---------------------------
                      No part of the proceeds of the Loan will be used to purchase or carry any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a "purpose credit"
                 within the meaning of said Regulation U. Neither Borrower nor the REIT is engaged primarily in the business of extending credit for the purpose of purchasing or carrying out any "margin stock" as defined in Regulation U. No part of the proceeds of the Loan will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

                 (p) Disclosure.
                     ----------
                     The representations and warranties of Borrower contained in the Loan Documents and all certificates, financial statements and other documents delivered to Administrative
                 Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided no representation is made as to any information in the financial reports for any Real Property prior to its ownership by Borrower. The factual information in any document, certificate or written statement (including, without limitation, the S-11)
                 furnished to the Administrative Agent by or on behalf of the REIT or any other Consolidated
                 Entity with respect to the business, assets, prospects, results of operations or financial condition of the REIT, Borrower or any other Consolidated Entity, including operating statements and Rent Rolls for periods when the Real Property covered by such statements or Rent Rolls is owned by Borrower, for use in connection with the transactions contemplated by this Agreement, was true and correct in all material respects as of the applicable date. There is no fact known to the REIT, Borrower or any Consolidated Entity that has a Material Adverse Effect on Borrower, the REIT and/or any such Consolidated
                 Entity or could reasonably be expected to have a Material Adverse Effect on Borrower, the REIT and/or any such Consolidated Entity, which has not been disclosed herein or in such other documents, certificates and statements. Borrower has given to Administrative
                 Agent true, correct and complete copies of all Major Agreements, organizational documents, financial statements of the REIT and the Consolidated Entities, Unencumbered Pool
                 Statements and all other documents and instruments referred to in the Loan Documents as having been delivered to Administrative Agent. Borrower has not intentionally withheld any material fact from Administrative Agent in regard to any matter raised in the Loan Documents which would cause its representations and warranties to be misleading.
                 Notwithstanding the foregoing, with respect to projections of Borrower's future performance such representations and warranties are made in good faith and to the best judgment of Borrower as of the date thereof.

                 (q) Requirements of Law.
                     -------------------
                     The REIT and the Consolidated Entities are in compliance with all Requirements of Law
                 (including without limitation the Securities Act and the Securities Exchange Act, and the
                 applicable rules and regulations thereunder, state securities law and "Blue Sky" laws)
                 applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on any such Person. The REIT has made all filings with and obtained all consents of the Commission required under the Securities
                 Act and the Securities Exchange Act in connection with the execution, delivery and performance by the REIT of the Loan Documents.

                                                               Page 38

                 (r) Patents, Trademarks, Permits, Etc.
                     ---------------------------------
                     The REIT and the Consolidated Entities own, are licensed or otherwise have the lawful right to use, or have, all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon such Person. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on any such Person.

                 (s) Environmental Matters.
                     ---------------------
                     Except as set forth on Schedule 4.1(s) or in any phase I environmental or other reports delivered to Administrative Agent, to the best knowledge of Borrower (i) the operations of the REIT and Borrower comply in all material respects with all applicable, local, state and federal environmental, health and safety Requirements of Law
                 ("Environmental Laws"); (ii) none of the Unencumbered Assets or operations thereon are subject to any Remedial Action or other Liabilities and Costs arising from the
                 Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws, which Remedial Action or other Liabilities and Costs would have a Material Adverse Effect on Borrower and/or the REIT; (iii) neither the
                 REIT nor Borrower has filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (iv) there is not now on or in any Unencumbered Assets (except in compliance in all material respects with all applicable Environmental Laws): (A) any underground storage tanks, (B) any asbestos-containing material, or (C) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment owned by such Person; and
                 (v) neither the REIT nor Borrower has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened
                 Release of a Contaminant into the environment which would have a Material Adverse
                 Effect on the REIT or any of the Consolidated Entities.

                 (t) Solvency.
                     --------
                     Borrower is and will be Solvent after giving effect to the disbursements of the
                 Loan and the payment and accrual of all fees then payable.

                 (u) Title to Assets.
                     ---------------
                     Borrower has good, indefeasible and merchantable title to all Properties, including, without limitation, all Unencumbered Assets, owned or leased by it.

                 (v) Management Agreements.
                     ---------------------
                     Except as disclosed on Schedule 4.1(v) (as amended from time to time), Borrower is not a party or subject to any management or "ground" leasing agreement with respect to any of the Properties included within the Unencumbered Pool.

        4.2.     Representations and Warranties as to the REIT.  In order to induce Lenders to make the
        Loan, Borrower hereby represents and warrants to Administrative Agent and the Lenders as follows:

                                                               Page 39

                 (a) Organization; Corporate Powers.
                     ------------------------------
                     The REIT (i) is a corporation duly organized, validly existing and in good standing under the laws of Maryland, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing will not have a Material Adverse Effect on the REIT, and (iii) has all
                 requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Loan Documents.

                 (b) Authority.
                     ---------
                     The REIT has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of the REIT, and no other corporate proceedings on the part of the REIT are necessary to consummate such transactions. Each of the Loan Documents to which the REIT is a party has been duly executed and delivered by the REIT and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general equitable principles.

                 (c) No Conflict.
                     -----------
                     The execution, delivery and performance by the REIT of the Loan Documents to which it is party, and each of the transactions contemplated thereby, do not and will not
                 (i) conflict with or violate its articles of incorporation, by-laws or other organizational documents, (ii) conflict with, result in a breach of or constitute
                 (with or without notice or lapse of time or both) a default under any Requirement of
                 Law, Contractual Obligation or Court Order of or binding upon the REIT, which would have a Material Adverse Effect on the REIT, (iii) require termination of any
                 Contractual Obligation, which termination would have a Material Adverse Effect on the REIT, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties or assets of the REIT, or (v) require any approval of the stockholders of the REIT.

                 (d) Consents and Authorizations.
                     ---------------------------
                    The REIT has obtained all consents and authorizations required pursuant to its
                 Contractual Obligations with any other Person, and, prior to the Closing Date, shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow the REIT to lawfully execute, deliver and perform its obligations under the Loan Documents to which the REIT is a party.

                 (e) Capitalization.
                     --------------
                     All of the capital stock of the REIT has been issued in compliance in all material respects with all applicable Requirements of Law.

                 (f) Litigation; Adverse Effects.
                     ---------------------------

                             (i) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, by or before any Governmental Authority, pending or, to best of Borrower's knowledge, threatened against the REIT or any Property of the
                 REIT, which will (A) result in a Material Adverse Effect on the REIT, (B) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder, or (C) materially and adversely affect the ability of the
                 REIT to perform its obligations as contemplated in the Loan Documents.

                             (ii) The REIT is not (A) in violation of any applicable law, which violation has a Material Adverse Effect on the REIT, or (B) subject to or in default with respect to any Court Order which has a Material Adverse Effect on the REIT. There are no Proceedings pending or, to the best of Borrower's knowledge, threatened against the REIT, which, if adversely decided, would have a Material Adverse Effect on the REIT or Borrower.

                                                               Page 40

                 (g) No Material Adverse Change.
                     --------------------------
                     Since December 31, 2001, (i) there has occurred no event which has a Material
                 Adverse Effect on the REIT, and (ii) no material adverse change has occurred in the REIT's ability to perform its obligations under the Loan Documents to which it is a party or the transactions contemplated thereby.

                 (h) Payment of Taxes.
                     ----------------
                     All tax returns and reports to be filed by the REIT have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable would not have, in the aggregate, a Material Adverse Effect on the REIT. The REIT has no
                 knowledge of any proposed tax assessment against the REIT that would have a
                 Material Adverse Effect on the REIT, which is not being actively contested in good faith by the REIT.

                 (i) Material Adverse Agreements.
                     ---------------------------
                     The REIT is not a party to or subject to any Contractual Obligation or other restriction contained in its charter, by-laws or similar governing documents which has a Material Adverse Effect on the REIT or the ability of the REIT to perform its obligations under the Loan Documents to which it is a party.

                 (j) Performance.
                     -----------
                     The REIT is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect on the REIT.

                 (k) Disclosure.
                     ----------
                    The representations and warranties of the REIT contained in the Loan Documents, and all certificates, financial statements and other documents delivered to Administrative
                 Agent in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The REIT has not intentionally withheld any material fact from
                 Administrative Agent in regard to any matter raised in the Loan Documents which would cause its representations and warranties to be misleading. Notwithstanding the foregoing, with respect to projections of the REIT's future performance such representations and warranties are made in good faith and to the best judgment of the management of the REIT as of the date thereof

                                                               Page 41

                 (l) ERISA.
                     -----
                     Neither the REIT nor any ERISA Affiliate thereof has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit
                 Plan other than the Benefit Plans identified on Schedule 4.2(l) (as such Schedule may be amended from time to time). Neither the REIT nor any ERISA Affiliate thereof has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1)
                 of ERISA which provides benefits to retirees other than benefits required to be provided under Section 4980B of the Code and Sections 601 through 608 of ERISA (or any successor provisions thereto) or applicable state law. Neither the REIT nor any ERISA Affiliate thereof is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of the REIT, or such ERISA Affiliate, have been covered by any Multiemployer Plan in respect of their employment by the REIT, and no ERISA Affiliate of the REIT has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on the REIT.

                 (m) Solvency.
                     --------
                     The REIT is and will be Solvent after giving effect to the disbursements of the
                 Loan and the payment and accrual of all fees then payable.

                 (n) Status as a REIT.
                     ----------------
                     The REIT (i) has, since the beginning of its first taxable year, qualified and maintained, and shall maintain, its classification as a real estate investment trust as defined in Section 856 of the Code, (ii) has not engaged in any prohibited transactions as defined in Section 857(b)(6)(B)(iii) of the Code that could reasonably be expected to have a Material Adverse Effect, (iii) for its current "tax year" (as defined in the Code)
                 is, and for all subsequent taxable years shall be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code and (iv) its ownership and method of operation enable it to meet the requirements for taxation as a real estate investment trust under the Code.

                 (o) Ownership.
                     ---------
                     As of the Closing Date, the REIT does not own or have any direct interest in any other Person, other than its ownership of the general partnership interests in Borrower and its ownership of all of the ownership interests in Arden Realty Finance, Inc. and
                 Arden Realty Finance II, Inc. and a 1% ownership interest in 145 South Fairfax, LLC.

                 (p) NYSE Listing.
                     ------------
                     The common stock of the REIT is, and is reasonably expected to be, listed for trading and traded on the New York Stock Exchange.

                                                               ARTICLE 5
                                                               ---------
                                                          REPORTING COVENANTS
                                                          -------------------

                  Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations and termination of this Agreement:

        5.1.      Financial Statements and Other Financial and Operating Information.
                  ------------------------------------------------------------------
                  Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for the
        REIT and the other Consolidated Entities from such system and records. Borrower shall deliver or cause to be delivered to Administrative Agent (with copies of bound materials sufficient for each Lender):

                                                               Page 42

                  (a) Commission Filings.
                      ------------------
                      Promptly following their filing with the Commission, copies of all required reports and filings filed with the Commission, including, without limitation, any S-11, the
                  Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q, registration statements, proxy statements and the annual reports delivered to the shareholders of the REIT and the Consolidated Entities.

                  (b) Annual Financial Statements.
                      ---------------------------
                      Within ninety (90) days after the close of each Fiscal Year, consolidated balance sheets, statements of operations, stockholders' equity and cash flows for the REIT and the Consolidated Entities (in the form provided to the Commission on the REIT's
                  Form 10-K), audited and certified without qualification by the Accountants and accompanied by a statement that, in the course of their audit (conducted in accordance with GAAP), the Accountants obtained no knowledge that an Event of Default or
                  Unmatured Event of Default occurred. To the extent Administrative Agent desires additional details or supporting information with respect to Unconsolidated Joint
                  Ventures or individual Real Properties which are not Unencumbered Assets within the
                  Unencumbered Pool and which details and information are not contained in the REIT's
                  Form 10-K, Borrower shall provide Administrative Agent with such details or supporting information as Administrative Agent requests which is reasonably available to Borrower.
                  Without limiting the foregoing, at Administrative Agent's request, within ninety (90)
                  days after the end of each Fiscal Year, Borrower, with respect to Real Property which is not included within the Unencumbered Pool, shall provide to Administrative Agent operating statements and a schedule setting forth the percentage of leasable area leased to tenants in occupancy, with footnotes indicating which leases are in default in rent payments by more forty-five (45) days (other than technical, nonmaterial disputes concerning percentage rentals due) and any other material provisions in respect to which Borrower has issued a notice of default, for such Real Property.

                  (c) Quarterly Financial Statements Certified by Officers.
                      ----------------------------------------------------
                      As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated balance sheets, statements of operations, stockholders' equity and statements of cash flow for the REIT and the
                  Consolidated Entities, prepared in accordance with GAAP, which may, in the case of the first three Fiscal Quarters, be in the form provided to the Commission on the
                  REIT's Form l0-Q, and certified by the REIT's chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

                  (d) Officer's Certificate.
                      ---------------------
                      (i) Together with each delivery of any financial statement pursuant to subsection
                  (c) above and on or before the Closing Date, an Officer's Certificate of the REIT,
                  stating that the executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer, the chief financial officer or the chief accounting officer of the REIT) has reviewed, or caused under his or her supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the
                  REIT and the Consolidated Entities during the accounting period covered by such financial statements of the REIT and the Consolidated Entities, and that such review has not disclosed the existence at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's
                  Certificate, of any condition or event which constitutes an Event of Default or
                  Unmatured Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; and (ii) together with each delivery pursuant to subsection (c) above, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculations and such supporting information as Administrative Agent may reasonably require) compliance at the end of such accounting periods with the covenants contained in Section 7.3 and Article 8.

                                                               Page 43

                  (e) Cash Flow Projections.
                      ---------------------
                      As soon as practicable, and in any event, within one hundred twenty (120) days after the end of each Fiscal Year, projected consolidated cash flows for the REIT and the Consolidated Entities for the following Fiscal Year. Borrower shall also provide such additional supporting details as Administrative Agent may reasonably request.

                  (f) Unencumbered Pool Statements and Operating Results.
                      --------------------------------------------------
                      As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, quarterly operating statements for each Unencumbered Asset in the Unencumbered Pool, in a form approved by Administrative Agent, which operating statements shall include actual quarterly and year-to-date operating income results, and Rent Rolls for each Unencumbered Asset within the Unencumbered Pool dated as of the last day of such Fiscal Quarter (the "Quarterly Unencumbered Pool Statements"),
                  in form and substance satisfactory to Administrative Agent, certified as being true and correct in all material respects by the REIT’s chief financial officer, chief accounting officer, chief executive officer or chief operating the end of the fourth Fiscal Quarter, a year-end operating statement, in a form approved by
                  Administrative Agent, which operating statement shall include year-to-date net operating income and net cash flow results for each Unencumbered Asset within the
                  Unencumbered Pool dated as of the last day of such Fiscal Quarter (collectively, with the Quarterly Unencumbered Pool Statements, the "Unencumbered Pool Statements").
                  Administrative Agent shall also have the right to request (i) monthly operating statements for each Unencumbered Asset in the Unencumbered Pool in form and substance similar to the quarterly operating statements required above and (ii) the foregoing information with respect to any Real Property owned by the REIT or any Consolidated
                  Entity.

                  (g) Budgets for Unencumbered Pool.
                      -----------------------------
                      Not later than fifteen (15) days prior to the beginning of each Fiscal Year, annual operating budgets (including, without limitation, overhead items and capital expenditures) for each Unencumbered Asset in the Unencumbered Pool for such Fiscal
                  Year, prepared on an annual basis, in a form approved by Administrative Agent, together with all supporting details reasonably requested by Administrative Agent, and certified by the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the REIT as being based upon the REIT's reasonable good faith estimates, information and assumptions at the time.

                  (h) Knowledge of Event of Default.
                      -----------------------------
                      Promptly upon a Responsible Official of Borrower or the REIT obtaining knowledge
                  (i) of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or becoming aware that any Lender has given notice or taken any other action with respect to a claimed Event of Default or Unmatured Event of Default or
                  (ii) of any condition or event which has a Material Adverse Effect on Borrower or the REIT, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such
                  Lender and the nature of such claimed Event of Default, Unmatured Event of Default, event or condition, and what action Borrower and/or the REIT has taken, is taking and proposes to take with respect thereto.

                                                               Page 44

                  (i) Litigation, Arbitration or Government Investigation.
                      ---------------------------------------------------
                      Promptly upon a Responsible Official of Borrower or the REIT obtaining knowledge of
                  (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or the
                  REIT not previously disclosed in writing by Borrower to Administrative Agent pursuant to this Section 5.1(i) or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which, in either case, has, or if adversely determined is reasonably likely to have, a Material
                  Adverse Effect on Borrower or the REIT, a notice thereof to Administrative Agent and such other information as may be reasonably available to it to enable Administrative
                  Agent, the Lenders and their counsel to evaluate such matters.

                  (j) ERISA Termination Event.
                      -----------------------
                      As soon as possible, and in any event within thirty (30) days after a Responsible
                  Official of Borrower or the REIT knows that a Termination Event has occurred, a written statement of a Responsible Official of the REIT describing such Termination Event and the action, if any, which Borrower, the REIT or any and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                  (k) Prohibited ERISA Transaction.
                      ----------------------------
                      As soon as possible, and in any event within thirty (30) days, after a Responsible
                  Official of Borrower, the REIT or any ERISA Affiliate of any of them knows that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Code and which is not subject to a statutory or prohibited transaction class exemption) has occurred, a statement of a Responsible Official of the REIT describing such transaction.

                  (l) Benefit Plan Annual Report.
                      --------------------------
                      On request of Administrative Agent, within thirty (30) days after the filing thereof with the DOL, the IRS or the PBGC, copies of each annual report, including Schedule B thereto, filed with respect to each Benefit Plan of Borrower, the REIT or, in the case of a Benefit Plan subject to Title IV of ERISA, any ERISA Affiliate of any of them.

                  (m) Benefit Plan Funding Waiver Request.
                      -----------------------------------
                      Within thirty (30) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan of Borrower, the REIT or any ERISA Affiliate of any of them and all communications received by Borrower, the REIT or any ERISA Affiliate of any of them with respect to such request.

                  (n) Establishment of Benefit Plan and Increase in Contributions to the Benefit Plan.
                      -------------------------------------------------------------------------------
                      Not less than ten (10) days prior to the effective date thereof, a notice to
                  Administrative Agent of the establishment of a Benefit Plan (or the incurrence of any obligation to contribute to a Multiemployer Plan) by Borrower, the REIT or, in the case of a Benefit Plan subject to Title IV of ERISA, any ERISA Affiliate of any of them.
                  Within thirty (30) days after the first to occur of an amendment of any then existing
                  Benefit Plan of Borrower, the REIT or, in the case of a Benefit Plan subject to Title
                  IV of ERISA, any ERISA Affiliate of any of them which will result in an increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Benefit Plan by Borrower, the REIT or, in the case of a
                  Benefit Plan subject to Title IV of ERISA, any ERISA Affiliate of any of them or the commencement of contributions to any Benefit Plan to which Borrower, the REIT or any
                  ERISA Affiliate of any of them was not previously contributing, a copy of said amendment, notification or Benefit Plan.

                                                               Page 45

                  (o) Qualification of Benefit Plan.
                      -----------------------------
                      Promptly upon, and in any event within thirty (30) days after, receipt by Borrower, the REIT or, in the case of a Benefit Plan subject to Title IV of ERISA, any ERISA
                  Affiliate of any of them of an unfavorable determination letter from the IRS regarding the qualification of a Benefit Plan under Section 401(a) of the Code, a copy of said determination letter, if such disqualification would have a Material Adverse Effect on Borrower or the REIT.

                  (p) Multiemployer Plan Withdrawal Liability.
                      ---------------------------------------
                      Promptly upon, and in any event within thirty (30) days after receipt by
                  Borrower, the REIT or any ERISA Affiliate of any of them of a notice from a
                  Multiemployer Plan regarding the imposition of material withdrawal liability, a copy of said notice.

                  (q) Failure to Make Section 412 Payment.
                      -----------------------------------
                      Promptly upon, and in any event within thirty (30) days after, Borrower, the
                  REIT or any ERISA Affiliate of any of them fails to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under
                  Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have or could reasonably be anticipated to have a Material Adverse Effect on Borrower or the REIT.

                  (r) Failure of the REIT to Qualify as Real Estate Investment Trust.
                      --------------------------------------------------------------
                      Promptly upon, and in any event within forty-eight (48) hours after a Responsible
                  Official of Borrower first has actual knowledge of (i) the REIT failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Code
                  (or any successor provision thereof), (ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the
                  REIT to be subject to the taxes imposed by Section 857(b)(6) of the Code (or any successor provision thereto) that could reasonably be expected to have a Material
                  Adverse Effect, or (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Code, a notice of any such occurrence or circumstance.

                  (s) Asset Acquisitions and Dispositions, Indebtedness, Merger, Etc.
                      --------------------------------------------------------------
                      Without limiting, modifying or waiving any restriction in the Loan Documents, concurrently with notice to Borrower's priority mailing list and in all events not later than any public disclosure, written notice of any material investments (other than in Cash Equivalents), material acquisitions, asset purchases, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of material Debt, or any material merger, by or with Borrower or the REIT, and, if requested by Administrative Agent after the consummation of such transaction, a Compliance Certificate within seven
                  (7) days after the date of such request, in form and substance reasonably acceptable to Administrative Agent, demonstrating in reasonable detail (which detail shall include actual calculations and such supporting information as Administrative Agent may reasonably require) compliance, after giving effect to such proposed transaction(s), with the covenants contained in Section 7.3 and Article 8. For purposes of this Section
                  5.1(s), any investment, acquisition, asset purchase, disposition, disposal, divestiture, merger or similar transaction shall be considered "material" if it involves assets exceeding five percent (5%) of Borrower's assets (as existing prior to giving effect to such transaction) or if it involves the acquisition or disposition of Real Property.
                  Borrower's written notice of each Real Property acquisition or disposition shall contain a description of all improvements which are a part of such Real Property, the square footage of such improvements, the acquisition or disposition price and such other information with respect thereto reasonably requested by Administrative Agent.

                                                               Page 46

                  (t) Other Information.
                      -----------------
                      Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the REIT or Borrower with respect to (i)
                  the Unencumbered Assets or any other assets of the REIT or Borrower or any other
                  Consolidated Entity (either on an individual or an aggregate basis), (ii) any material change in the REIT's investment, finance or operating policies, or
                  (iii) the REIT's, Borrower's or any other Consolidated Entity's business, condition
                  (financial or otherwise), operations, performance, properties or prospects as
                  Administrative Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), Rent Rolls, lease expiration reports, leasing status reports, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of Cash and Cash Equivalents, projections of leasing fees and overhead budgets. Provided that Administrative Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorizes Administrative Agent to communicate with the Accountants and authorizes the Accountants to disclose to Administrative Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Unencumbered Assets or the REIT's, Borrower's or any Consolidated
                  Entity's condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, Administrative Agent will notify Borrower of any such communication and, at Administrative Agent's request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 5.1(t).

                  (u) Press Releases; SEC Filings and Financial Statements.
                      ----------------------------------------------------
                      Telephonic or telecopy notice to Administrative Agent concurrently with or prior to issuance of any material press release concerning the REIT or Borrower and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of the REIT. All materials sent or made available generally by the REIT to the holders of its publicly-held Securities or filed with the Commission, including all periodic reports required to be filed with the Commission, shall be delivered by Borrower or the REIT to Administrative Agent as soon as available.

                  (v) Accountant Reports.
                      ------------------
                      Copies of all reports prepared by the Accountants and submitted to Borrower or the REIT in connection with each annual, interim or special audit or review of the financial statements or practices of Borrower or the REIT, including the comment letter submitted by the Accountants in connection with their annual audit.

                                                               Page 47

                  (w) CMBS Entities Debt.
                      ------------------
                      Concurrently with the delivery of the financial statements referred to in Section
                  5.1(c), a report in such reasonable detail as Administrative Agent may require and certified as being true and correct by the REIT's chief financial officer, chief accounting officer, chief executive officer or chief operating officer, setting forth the Debt of each CMBS Entity.

                  With respect to required reporting pursuant to subsections (a), (b), (c), (d), (f)
                  and (g) above, for so long as the Administrative Agent under this Loan and the
                  Revolving Credit Loan remains the same entity, Borrower shall be deemed to have delivered the items required under subsections (a), (b), (c), (e), (f) and (g) above to the extent that Borrower, as required by the terms of the Revolving Credit Loan, delivers or causes to be delivered the same to the Administrative Agent (with copies of bound materials sufficient for each "Lender" under this Agreement).

        5.2.      Environmental Notices.
                  ---------------------
                  Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after a Responsible Official of Borrower;s or the
        REIT's learning thereof, of any: (a) written notice or claim to the effect that the REIT,
        Borrower or any Consolidated Entity is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment; (b) written notice that the REIT, Borrower or any Consolidated Entity is subject to investigation by any
        Governmental Authority evaluating whether any Remedial Action is needed to respond to the
        Release or threatened Release of any Contaminant into the environment; (c) written notice that any Property of the REIT, Borrower or any Consolidated Entity is subject to an
        Environmental Lien, (d) written notice of violation of any Environmental Laws to the REIT,
        Borrower or any Consolidated Entity or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by the REIT, Borrower or any
        Consolidated Entity; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws; (f) written notice from a Governmental
        Authority of any changes to any existing Environmental Laws that will have a Material Adverse
        Effect on the operations of the REIT, Borrower or any Consolidated Entity; or (g) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by Borrower that, to the best of Borrower's knowledge, could subject the REIT, Borrower or any
        Consolidated Entity to environmental, health or safety Liabilities and Costs that will have a
        Material Adverse Effect on the REIT, Borrower or any Consolidated Entity. With regard to the matters referred to in clauses (a) through (e) above, the same shall apply in respect of each
        Unencumbered Asset only if the matter will have a Material Adverse Effect on such Unencumbered
        Asset and, in the case of other Real Property of the REIT, Borrower or any Consolidated Entity,
        only if the matter will have a Material Adverse Effect on the REIT, Borrower or such
        Consolidated Entity.

        5.3.      Confidentiality.
                  ---------------
                  Confidential information obtained by Administrative Agent or the Lenders pursuant to this Agreement or in connection with the Loan shall not be disseminated by Administrative
        Agent or the Lenders and shall not be disclosed to third parties except (a) to regulators, taxing authorities and other Governmental Authorities having jurisdiction over Administrative
        Agent or such Lender or otherwise in response to Requirements of Law, (b) to their respective auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant, including enforcement proceedings relating to the Loan
        Documents, and (c) to any prospective assignee of or participant in a Lender's interest under this Agreement or any prospective purchaser of the assets or a controlling interest in any
        Lender, provided that such prospective assignee, participant or purchaser first agrees in writing to be bound by the provisions of this Section 5.3. In connection with disclosures of confidential information to any non-governmental third-party, Lender(s) from whom the same has been requested shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, neither Administrative Agent nor any such Lender shall incur any liability to Borrower for failure to do so. For purposes hereof, "confidential information" shall mean all nonpublic information obtained by Administrative Agent or the Lenders, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by
        Administrative Agent or the Lenders of such information.

                                                               Page 48

        5.4.      Evidence of Insurance.
                  ---------------------
                  Upon Administrative Agent's request, but no more frequently than annually, Borrower shall provide Administrative Agent with evidence, in form and substance reasonably acceptable to
        Administrative Agent, of Borrower's maintenance of the insurance required by Section 6.1(e).

                                                               ARTICLE 6
                                                               ---------
                                                         AFFIRMATIVE COVENANTS
                                                         ---------------------

                  Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Loan and termination of this Agreement:

        6.1.      With Respect to Borrower:
                  ------------------------

                  (a) Existence.
                      ---------
                      Borrower shall at all times maintain its existence as a limited partnership and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on Borrower.

                  (b) Qualification, Name.
                      -------------------
                      Borrower shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on
                  Borrower. Borrower will transact business solely in its own name.

                  (c) Compliance with Laws, Etc.
                      -------------------------
                      Borrower shall (i) comply with all Requirements of Law, and all restrictive covenants affecting Borrower or the Properties, performance, prospects, assets or operations of
                  Borrower, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on Borrower.

                  (d) Payment of Taxes and Claims.
                      ---------------------------
                      Borrower shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or Property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on Borrower, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to Borrower, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of Borrower's Properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, Borrower may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that Borrower shall provide such security as may be reasonably required by Administrative Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of any of Borrower's Property (or any portion thereof or interest therein), provided however, that the provisions of this Section 6.1(d) shall not be construed to permit Borrower to contest the payment of any Obligations or any other sums payable by Borrower to Administrative Agent or the Lenders hereunder or under any other Loan Document. Notwithstanding any of the foregoing, Borrower shall indemnify, defend and save Administrative Agent and the Lenders harmless from and against any liability, cost or expense of any kind that may be imposed on
                  Administrative Agent or the Lenders in connection with any such contest and any loss resulting therefrom.

                                                               Page 49

                  (e) Maintenance of Properties; Insurance.
                      ------------------------------------
                      Borrower shall maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its Property and will take or cause to be made all appropriate repairs, renewals and replacements thereof Borrower shall maintain
                  (a) insurance with responsible companies in such amounts and against such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates, (b) insurance required by any Governmental Authority having jurisdiction over Borrower, and
                  (c) all other insurance reasonably required by Administrative Agent from time to time. Neither Borrower nor any other Consolidated Entity shall assign or otherwise transfer, or grant a security interest in, any casualty insurance carried by it or in the proceeds of such insurance in a manner which is disproportionate to the value of all of the Real Property insured by Borrower or such Consolidated Entity.

                  (f) Inspection of Property; Books and Records; Discussion.
                      -----------------------------------------------------
                      Borrower shall permit, and shall cause the REIT to permit, any authorized representatives designated by any Lender to visit and inspect any of its Properties
                  (subject to rights of tenants), including all Unencumbered Assets, upon reasonable prior written notice, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as any Lender may reasonably request; provided that all such visits and inspections shall be coordinated through Administrative Agent and provided that
                  Administrative Agent shall give reasonable prior notice to Borrower of all such visits and inspections. In connection therewith, Borrower shall pay all expenses required by Section 11.1. Borrower will keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this
                  Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under Section 5.1.

                  (g) Maintenance of Permits, Etc.
                      ---------------------------
                      Borrower will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on Borrower; and
                  notify Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of, or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue, any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

                                                               Page 50

                  (h) Conduct of Business.
                      -------------------
                      Except for Investments expressly permitted pursuant to Section 8.8 and investments in Cash and Cash Equivalents, Borrower shall engage only in the business of acquiring, developing, owning, operating and managing income producing Office Properties within the continental United States and any business activities and investments of Borrower incidental thereto.

                  (i) Use of Proceeds.
                      ---------------
                      Borrower shall use the proceeds of the Loan only for pre-developments costs, development costs, acquisition costs, capital improvements, working capital, equity investments, repayment of other Indebtedness, including required interest and/or principal payments thereon, and for any other general corporate purposes, including distributions permitted hereunder.

                  (j) Delivery of Contribution Agreements.
                      -----------------------------------
                      Borrower shall deliver any Contribution Agreements executed after the date of this Agreement within fifteen (15) Business Days after such Contribution
                  Agreement has been fully executed by each party thereto.

        6.2.      With Respect to the REIT:
                  ------------------------
                  (a) Corporate Existence.
                      -------------------
                      The REIT shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises will not have a Material Adverse Effect on the REIT.

                  (b) Qualification, Name.
                      -------------------
                      The REIT shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse
                  Effect on the REIT. The REIT will transact business solely in its own name.

                  (c) Securities Law Compliance.
                      -------------------------
                      The REIT shall comply in all material respects with all rules and regulations of the Commission and file all reports required by the Commission relating to the
                  REIT's publicly-held Securities.

                  (d) Continued Status as a REIT; Prohibited Transactions.
                      ---------------------------------------------------
                      The REIT (i) will continue to be a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) will not revoke its election to be a real estate investment trust, (iii) will not engage in any "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) of the
                  Code (or any successor provision thereto) that could reasonably be expected to have a Material Adverse Effect, and (iv) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Code.

                  (e) NYSE Listed Company.
                      -------------------
                      The common stock of the REIT shall at all times be listed for trading on the
                  New York Stock Exchange.

                                                               Page 51

                  (f) Compliance with Laws; Etc.
                      -------------------------
                      The REIT shall (i) comply with all Requirements of Law and restrictive covenants affecting the REIT and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on the REIT.

                  (g) Payment of Taxes and Claims.
                      ---------------------------
                      The REIT shall pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or Property before any penalty or interest accrues thereon, the failure to make payment of which will have a
                  Material Adverse Effect on the REIT, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums, material in the aggregate to the REIT, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of the REIT's Properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, the REIT may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that the REIT shall provide such security as may be required by
                  Administrative Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of any of the REIT’s Property (or any portion thereof or interest therein), provided, however, that the provisions of this Section 6.2(g)
                  shall not be construed to permit the REIT to contest the payment of any obligations owed to Administrative Agent or the Lenders or any other sums payable by the REIT to Administrative Agent or the Lenders hereunder or under any other Loan Document. Notwithstanding any of the foregoing, the REIT shall indemnify, defend and save Administrative Agent and the Lenders harmless from and against any liability, cost or expense of any kind that may be imposed on
                  Administrative Agent or the Lenders in connection with any such contest and any loss resulting therefrom.

                  (h) Net Offering Proceeds.
                      ---------------------
                      Unless otherwise agreed in writing by Requisite Lenders, the REIT shall immediately contribute any Net Offering Proceeds to Borrower.

        6.3.      Modification of Revolving Credit Loan; Incorporation.
                  ----------------------------------------------------
                  So long as the Administrative Agent under this Loan and the Revolving Credit Loan remains the same entity, in the event that any of the provisions relating to default interest or late fees, or the like, covenants and/or events of default
                  (including all related definitions) contained in the Revolving Credit Loan (whether financial or otherwise) are modified or amended in any manner, then, to the extent such provisions, covenants and/or events of default are similarly contained in this
                  Agreement, each such amended or modified provision, covenant and/or event of default
                  (and any related definitions) shall automatically be deemed incorporated herein and this Agreement so modified accordingly. Without limiting the foregoing, at
                  Lenders' request, Borrower shall execute such documentation as Lenders deem necessary to memorialize and confirm such incorporation, including an amendment and restatement of this Agreement.

                                                               ARTICLE 7
                                                               ---------
                                                          NEGATIVE COVENANTS
                                                          ------------------

                  Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations and termination of this Agreement:

                                                               Page 52

        7.1.      With Respect to all Parties.
                  ---------------------------
                  Neither Borrower nor REIT shall:

                  (a) Restrictions on Fundamental Changes.
                      -----------------------------------
                     (i)     The REIT and the Consolidated Entities shall not enter into any merger, consolidation or reorganization or any sale of all or a substantial portion of the assets of the REIT and the Consolidated Entities, taken as a whole, or liquidate, wind up or dissolve, except that (1) any Person engaged in the development and operation of class A suburban Office Properties may merge or consolidate with and into the REIT, Borrower or any other Consolidated Entity, provided (A) no Event of Default or event which, with the giving of notice or the passage of time or both, could become an Event of Default, then exists or would result therefrom, (B) the REIT, Borrower or such Consolidated Entity, as the case may be, is the surviving entity, (C) the Requisite Lenders reasonably determine that such merger or consolidation will not have a Material Adverse
                             Effect on Borrower or the REIT and (D) Borrower delivers to Administrative
                             Agent, prior to the REIT, Borrower or such Consolidated Entity becoming obligated (conditionally or otherwise) to proceed with such transaction, a certificate, in form and substance and in such detail as Administrative Agent may reasonably require, of the REIT’s chief financial officer, chief executive officer or chief operating officer demonstrating compliance with this
                             Agreement on a proforma basis giving effect to such transaction, and (2)
                             Borrower and the REIT may acquire interests in the CMBS Entities and Borrower may contribute assets to such CMBS Entities;
                     (ii)    Change its Fiscal Year; or

                     (iii)   Engage in any line of business other than as expressly permitted under
                             Section 6.1(h).

                  (b) ERISA.
                      -----
                      Permit any ERISA Affiliates to do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on Borrower or the REIT:

                      (i)    Engage, or knowingly permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Code
                  for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

                      (ii)   Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived;

                      (iii)  Fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any
                  Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT;

                                                               Page 53

                      (iv)   Terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of Borrower or an ERISA Affiliate under Title IV of
                  ERISA or the REIT; or

                      (v)    Fail, or permit any ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Code or any other payment required under
                  Section 412 of the Code on or before the due date for such installment or other payment, if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on Borrower or the REIT.

                  (c) Debt and Guaranty Obligations.
                      -----------------------------
                      Create, incur or assume any Debt or Guaranty Obligations except:

                      (i)    Subject to Section 8.9, Debt which is secured by Real Property;

                      (ii)   the City National Bank Loan; and refinancings, renewals and extensions thereof, so long as the committed principal amount shall in no event exceed $20,000,000 at any time;

                      (iii)  the Revolving Credit Loan; and refinancings, renewals and extensions thereof;

                      (iv)   Guaranty Obligations which do not, in the aggregate, exceed One Million
                             Dollars ($1,000,000);

                      (v)    publicly-issued Indebtedness or privately-placed unsecured fixed rate term Debt;

                      (vi)   the Contribution Agreement;

                      (vii)  the demand promissory note of the REIT to Arden Realty Finance, Inc., in the principal amount of $28,709,393;

                      (viii) Debt of the REIT permitted under Section 7.7(b); or

                      (ix)   Swap Agreements.

        7.2.      Amendment of Constituent Documents.
                  ----------------------------------
                  Borrower shall not materially amend its partnership agreement or certificate of limited partnership without the prior written consent of the Requisite Lenders, except as may be required by applicable law or to comply with Section 6.2(d).
                  The REIT shall not materially amend its articles of incorporation or by-laws without the prior written consent of the Requisite Lenders, except (i) as required by applicable law or (ii) as may be required to comply with Section 6.2(d).

        7.3.      REIT Directors.
                  --------------
                  In no event during any twelve consecutive month period during the term of this
                  Agreement shall the individuals who were directors of the REIT at the beginning of such period cease to constitute a majority of the board of directors of the
                  REIT unless the individuals replacing such original directors were nominated by the board of directors of the REIT.

                                                               Page 54

        7.4.      Management.
                  ---------
                  Richard Ziman shall not cease to be active on a full-time, continuing basis in the senior management of Borrower and the REIT; provided, however, that, if due to death or incapacity, Richard Ziman is unable to act in such capacity, Borrower shall have one hundred twenty (120) days to obtain the approval of the Requisite
                  Lenders with respect to the new management. In the event Borrower shall fail to obtain approval of the Requisite Lenders within such 120-day period, then
                  Borrower shall, at the election and upon the demand of the Requisite Lenders pay in full all Obligations under the Loan Documents not later than sixty (60) days after the end of such 120-day period, whereupon this Agreement shall be terminated.

        7.5.      Margin Regulations.
                  ------------------
                  No portion of the proceeds of the Loan shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate
                  Regulation T, U or X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable funding date.

        7.6.      Organization of Borrower, Etc.
                  -----------------------------
                  Borrower shall remain a Maryland limited partnership with the REIT as its sole general partner.  At no time shall Borrower be taxed as an association under the Code.

        7.7.      With Respect to the REIT.
                  ------------------------

                  (a) The REIT shall not own any material assets or engage in any line of business other than the ownership of the partnership interests described in Section 4.2(o)
                  and as otherwise permitted under Section 7.1(a) and Section 8.8.

                  (b) The REIT shall not directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Debt, except the obligations and other Indebtedness of Borrower, Indebtedness constituting obligations of its Consolidated Entities or Unconsolidated Joint Ventures, and
                  obligations under the Guaranty.

                  (c) The REIT shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets except Liens in favor of Administrative Agent securing the Obligations.

                  (d) The REIT will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower held as of the Closing Date, except to secure the Obligations.

                                                               ARTICLE 8
                                                               ---------
                                                          FINANCIAL COVENANTS
                                                          -------------------

                  Borrower covenants and agrees that, on and after the date of this Agreement and until payment in full of all the Obligations and the termination of this Agreement:

                                                               Page 55

        8.1.      Tangible Net Worth.
                  ------------------
                  The Tangible Net Worth of the REIT and the Consolidated Entities, as of the last day of each Fiscal Quarter, shall not be less than the sum of (i) $294,988,000, plus (ii) ninety percent (90%) of the cumulative net cash proceeds received from and the value of assets acquired (net of the Indebtedness incurred or assumed in connection therewith) through the issuance of Capital Stock of the REIT and
                  Partnership Units of the Borrower after December 17, 1996 other than issuance of
                  Capital Stock in exchange for Partnership Units, minus (iii) the aggregate cost to the REIT of repurchasing its publicly traded common stock; provided, however, that, after any such repurchase, in no event shall the Tangible Net Worth of the
                  REIT and the Consolidated Entities be less than $1,500,000,000. For the purposes of clause (ii), "net" means net of underwriters' discounts, commissions and other reasonable out-of-pocket expenses of the transaction actually paid to any Person
                  (other than Borrower or any Affiliate of Borrower).

        8.2.      Maximum Total Liabilities to Gross Asset Value.
                  ----------------------------------------------
                  The ratio of Total Liabilities to Gross Asset Value shall not exceed fifty-five percent (55%) at any time.

        8.3.      Minimum Interest Coverage Ratio.
                  -------------------------------
                  As of the last day of any Fiscal Quarter, the Interest Coverage Ratio shall not be less than 2.00:1.

        8.4.      Minimum Fixed Charge Coverage Ratio.
                  -----------------------------------
                  As of the last day of any Fiscal Quarter, the Fixed Charge Coverage Ratio shall not be less than 1.75:1.

        8.5.      Minimum Unencumbered Pool.
                  -------------------------
                  The aggregate Unencumbered Asset Value of the Unencumbered Pool shall not, at any time, be less than one hundred seventy-five percent (175%) of the unsecured Total Liabilities of the
        REIT and the Consolidated Entities.

        8.6.      Minimum Unsecured Interest Expense Coverage.
                  -------------------------------------------
                  As of the last day of any Fiscal Quarter, the Unsecured Interest Expense Coverage Ratio
        of the REIT and the Consolidated Entities shall not be less than 1.80:1.

        8.7.      Distributions.
                  -------------

                  (a) Subject to subsection (b) below, aggregate distributions to shareholders of the REIT and all partners of Borrower shall not exceed, for any four (4)
                  consecutive Fiscal Quarters, the greater of (i) ninety percent (90%) of Funds from Operations or (ii) a distribution sufficient so that the REIT may distribute the minimum amount to its shareholders in order to avoid Federal tax liability and to remain qualified as a "real estate investment trust" as defined in Section
                  856 of the Code. For purposes of this Section 8.7, the term "distributions" shall mean all dividends and other distributions to, and the repurchase of stock or limited partnership interests from, the holder of any equity interests in Borrower or the REIT (other than the redemption of limited partnership interests in Borrower in exchange for REIT stock).

                  (b) Aggregate distributions during the continuance of any Event of Default shall not exceed the lesser of (i) the aggregate amount permitted to be made during the continuance thereof under subsection (a)(i) above, and (ii) the minimum amount that the REIT must distribute to its shareholders in order to avoid federal tax liability and to remain qualified as a real estate investment trust as defined in Section 856 of the Code.

                                                               Page 56

        8.8.      Investments; Asset Mix.
                  ----------------------

                  (a) The REIT shall not at any time make or own any Investment in any Person, or purchase, lease or own any other asset or property, except (i) any Investment in Borrower, (ii) any Investment in the CMBS Entities, (iii) any Capital Stock
                  in the Consolidated Entities (other than Borrower), and (iv) any cash or other property that is being distributed to the shareholders of the REIT substantially contemporaneously with the REIT's receipt of such cash or other property.

                  (b) Except as permitted under Section 7.1(a), Borrower shall not at any time make or own any Investment in any Person, or purchase, lease or own any Real Property or other asset, except that Borrower may own or lease the following, subject to the limitations set forth below:
                                                               Page 57

                                                             Limitation on Value for Each Asset Type at
                                                             ------------------------------------------
          Asset Type                                         the Time of Determination
          ----------                                         -------------------------

1.        Wholly-Owned Office Property and related Property  Unlimited
2.        Wholly-Owned Land                                  5% of Gross Asset Value
3.        Wholly-Owned Real Property (other than Office      10% of Gross Asset Value
          Properties or Land referred to in clause 2)
4.        Wholly-owned Capital Stock of corporations         10% of Gross Asset Value
5.        Investment Mortgages                               15% of Gross Asset Value
6.        Wholly-owned Capital Stock of Joint Ventures       15% of Gross Asset Value
          (other than corporations)
7.        Construction in Progress (exclusive of tenant      12.5% of all Office Properties (based on the
          improvements)                                      total gross leasable area, measured in square
                                                             feet) (provided that this category shall not,
                                                             with respect to any construction in progress
                                                             (for any Office Property) which is not at least
                                                             70% pre-leased and with all Major
                                                             Agreements previously approved by
                                                             Administrative Agent, exceed 7% of the total
                                                             gross leasable area, measured in square feet,
                                                             of all Office Properties.

                  Notwithstanding the foregoing, Investments and other assets in the foregoing categories
        2 through 6 may not, in the aggregate exceed, at any time, twenty-five percent (25%) of Gross Asset
        Value.  All values of Investments and other assets shall be the original cost of such Investments and assets, except as otherwise expressly provided.

        8.9.      Secured Debt.
                  ------------
                  The aggregate amount of all Debt of the REIT and the Consolidated Entities secured by Real
        Property shall not, at any time, exceed thirty-five percent (35%) of Gross Asset Value.

                                                               ARTICLE 9
                                                               ---------
                                                EVENTS OF DEFAULT; RIGHTS AND REMEDIES
                                                --------------------------------------

        9.1.      Events of Default.
                  -----------------
                  Each of the following occurrences shall constitute an Event of Default under this
        Agreement:

                  (a) Failure to Make Payments When Due.
                      ---------------------------------
                      Borrower shall fail to pay (i) any amount due on the Maturity Date, (ii) any principal when due, or (iii) any interest on the Loan, or any fee or other amount payable under any Loan Documents within three (3) days after the same becomes due.

                                                               Page 58

                  (b) Distributions.
                      -------------
                      Borrower or the REIT shall breach any covenant set forth in Section 6.2(d) or 8.7.

                  (c) Breach of Financial Covenants.
                      -----------------------------
                      Borrower shall (i) fail to satisfy any financial covenant set forth in Article 8 other than the financial covenants set forth in Sections 8.3,
                  8.4 and 8.6, and such failure shall continue for thirty (30) days, or (ii) fail to satisfy any of the financial covenants set forth in Section 8.3, 8.4 or 8.6
                  (as to which there shall be no cure period).

                  (d) Other Defaults.
                      --------------
                      The REIT or Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower or the REIT under this
                  Agreement or under any of the other Loan Documents (other than as described in any other provision of this Section 9.1) and such failure shall continue for thirty (30) days after Borrower or the REIT knew of such failure (or such lesser period of time as is mandated by applicable Requirements of Law).

                  (e) Breach of Representation or Warranty.
                      ------------------------------------
                      Any representation or warranty made or deemed made by Borrower or the REIT to Administrative Agent or any Lender herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by
                  Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

                  (f) Default as to Other Debt.
                      ------------------------
                      Borrower or the REIT or any other Consolidated Entity shall have defaulted
                  (beyond any applicable grace period) under any Debt of such party (other than the Obligations) if the aggregate amount of such other Debt is Ten Million
                  Dollars ($10,000,000) or more and such default shall not have been cured or waived.

                  (g) Involuntary Bankruptcy; Appointment of Receiver, Etc.
                      ----------------------------------------------------

                      (i)     An involuntary case shall be commenced against the REIT or Borrower or any other Consolidated Entity and the petition shall not be dismissed within sixty (60)
                  days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

                      (ii)    A decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the REIT or Borrower or any other Consolidated Entity, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person shall be appointed; or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person shall be issued; and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

                                                               Page 59

                  (h) Voluntary Bankruptcy; Appointment of Receiver; Etc.
                      --------------------------------------------------
                      The REIT or Borrower or any other Consolidated Entity shall have an order for relief entered with respect to it, or commence a voluntary case under, any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property, any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or
                  the general partner of Borrower or any other Consolidated Entity or the REIT's Board of Directors (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (i) Judgments and Attachments.
                      -------------------------
                      (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against the REIT,
                  Borrower, any other Consolidated Entity or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or
                  (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any Securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in Administrative
                  Agent's judgment, the payment of such judgment or order would have a Material Adverse
                  Effect on such Person.

                  (j) Dissolution.
                      -----------
                      Any order, judgment or decree shall be entered against the REIT, Borrower or any other Consolidated Entity decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty
                  (30) days; or the REIT, Borrower or any other Consolidated Entity shall otherwise dissolve or cease to exist.

                  (k) Loan Documents.
                      --------------
                      If for any reason any Loan Document shall cease to be in full force and effect and such condition or event shall continue for fifteen (15) days after Borrower or the
                  REIT knew of such condition or event.

                  (l) ERISA Liabilities.
                      -----------------
                      Any Termination Event occurs which will or is reasonably likely to subject Borrower or the REIT or any ERISA Affiliate of any of them to a liability which
                  Administrative Agent reasonably determines will have a Material Adverse Effect on Borrower or the REIT, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and Administrative Agent
                  reasonably determines that the business hardship upon which the Section 412(d)
                  waiver was based will or would reasonably be anticipated to subject Borrower or the REIT to a liability which Administrative Agent reasonably determines will have a Material Adverse Effect on Borrower or the REIT.

                  (m) Environmental Liabilities.
                      -------------------------
                      Borrower or the REIT becomes subject to any Liabilities and Costs which Administrative Agent reasonably deems to have a Material Adverse Effect on such Person arising out of or related to (i) the Release or threatened Release at any Property of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws.

                                                    Page 60

                  (n) Solvency.
                      --------
                      Borrower or the REIT shall cease to be Solvent.

                  (o) Breach of Guaranty.
                      ------------------
                      The REIT shall fail to duly and punctually perform or observe any agreement, covenant or obligation under its Guaranty.

                  (p) Sole General Partner.
                      --------------------
                      The REIT shall cease to be the sole general partner of Borrower or cease to own fifty-one percent (51%) or more of the Partnership Units of Borrower.

                  (q) CMBS Entities Debt.
                      ------------------
                      Any CMBS Entity creates, incurs or assumes any Debt in excess of the principal amount of such CMBS Entity's Debt as of the Closing Date.

                      An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 11.4.

        9.2.      Rights and Remedies.
                  -------------------

                  (a) Acceleration; Etc.
                      -----------------
                      Upon the occurrence of any Event of Default described in the foregoing
                  Section 9.1(g) or 9.1(h) with respect to the REIT or Borrower or any other
                  Consolidated Entity, the unpaid principal amount of and any and all accrued interest on the Loan and all of the other Obligations shall automatically become immediately due and payable, with all additional interest, fees, costs and expenses from time to time accrued thereon and/or payable hereunder, and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower; and upon the occurrence and during the continuance of any other Event of Default, Administrative Agent shall, at the request, or may, with the consent of Requisite Lenders, by written notice to
                  Borrower, declare the unpaid principal amount of, any and all accrued and unpaid interest on the Loan and all of the other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower.
                  Without limiting Administrative Agent's authority hereunder, on or after the Maturity Date, Administrative Agent shall, at the request, or may, with the consent, of Requisite Lenders exercise any or all rights and remedies under the
                  Loan Documents or applicable law or in equity.

                  (b) Access to Information.
                      ---------------------
                      If an Event of Default then exists, Administrative Agent shall have, in addition to and not by way of a limitation on any other rights and remedies contained in this Agreement or in the other Loan Documents, the right within forty-eight (48)
                  hours after notice to Borrower to obtain access to Borrower's and the
                  REIT's records (including computerized information, files and supporting software) relating to the Unencumbered Assets, and its accounting information relating to the Unencumbered Assets, and to use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate which is related to the collection of the Obligations. Borrower hereby irrevocably authorizes any accountant or management agent employed by
                  Borrower to deliver such items and information to Administrative Agent.
                  Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default,
                  Administrative Agent shall be entitled to request and receive, by or through
                  Borrower or appropriate legal process, any and all information concerning operations, business affairs and financial condition of the REIT, Borrower, or any Property of either of them, which is reasonably available to or obtainable by Borrower. Administrative Agent shall deliver to each Lender copies of any information which it obtains pursuant to this Section 9.2(b).

                                                    Page 61

                  (c) Waiver of Demand.
                      ----------------
                      Demand, presentment, protest and notice of nonpayment are hereby waived by
                  Borrower. Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.

                  (d) Waivers, Amendments and Remedies.
                      --------------------------------
                      No delay or omission of Administrative Agent or the Lenders to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan
                  Documents whatsoever shall be valid unless in a writing signed by Administrative
                  Agent after obtaining written approval thereof or the signature thereon of those
                  Lenders required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Administrative Agent and the Lenders until the Obligations have been paid in full and this Agreement has been terminated.

        9.3.      Rescission.
                  ----------
                  If, at any time after acceleration of the maturity of the Loan, Borrower shall pay all arrears of interest and all payments on account of principal of the Loan which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default
                  (other than nonpayment of principal of and accrued interest on the Loan due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.4, then by written notice to Borrower, the Requisite Lenders may elect, in their sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of
                  Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite
                  Lenders; they are not intended to benefit Borrower and do not give Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met. Borrower shall have no right to enforce this Section 9.3, or to make any claim hereunder, directly, or as a third party beneficiary, or otherwise.

                                                    Page 62

                                                               ARTICLE 10
                                                               ----------
                                                           AGENCY PROVISIONS
                                                           -----------------
        10.1.     Appointment.
                  -----------
                  (a) Each Lender hereby (i) designates and appoints Wells Fargo as Administrative
                  Agent of such Lender under this Agreement and the other Loan Documents, (ii)
                  authorizes and directs Administrative Agent to enter into the Loan Documents other than this Agreement for the benefit of the Lenders, and (iii) authorizes
                  Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto, subject to the limitations referred to in Sections 10.10(a) and 10.10(b)
                  and the other provisions of this Agreement requiring consent or approval of all the Lenders or the Requisite Lenders. Administrative Agent agrees to act as such on the express conditions contained in this Article 10.

                  (b) The provisions of this Article 10 are solely for the benefit of Administrative
                  Agent and the Lenders, and Borrower shall not have any right to rely on or enforce any of the provisions hereof (provided that Borrower may rely on the provisions of
                  Section 10.4(b) and Section 10.9); provided, however, the foregoing shall in no way limit Borrower's obligations under this Article 10. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Person.

        10.2.     Nature of Duties.
                  ----------------
                  Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of Administrative Agent shall be administrative in nature. Subject to the provisions of Sections 10.5 and 10.7, Administrative Agent shall administer the
        Loan in the same manner as it administers its own loans. Promptly following the effectiveness of this Agreement, Administrative Agent shall send to each Lender its originally executed Note and the executed original, to the extent the same are available in sufficient numbers, of each other Loan Document other than the
        Notes in favor of the other Lenders and filed or recorded security documents or instruments, with the latter to be held and retained by Administrative Agent for the benefit of all the Lenders. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended or shall be construed to impose upon Administrative Agent any obligation in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the REIT and
        Borrower in connection with the making and the continuance of the Loan hereunder and shall make its own appraisal of the creditworthiness of the REIT and
        Borrower, and, except as specifically provided herein, Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.

        10.3.     [Intentionally omitted.]
                  -----------------------

                                                    Page 63

        10.4.     Distribution and Apportionment of Payments.
                  ------------------------------------------

                  (a) Subject to Section 10.4(b), payments actually received by Administrative
                  Agent for the account of the Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within one (1) Business Day, provided that Administrative Agent shall pay to the Lenders interest thereon, at the
                  Federal Funds Rate, from the Business Day following receipt of such funds by
                  Administrative Agent until such funds are paid in immediately available funds to the Lenders. Subject to Section 10.4(b) all payments of principal and interest in respect of the outstanding principal of the Loan, all payments of the fees described in this Agreement, and all payments in respect of any other
                  Obligations shall be allocated among such Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein.
                  Administrative Agent shall promptly distribute, but in any event within one (1)
                  Business Day after it receives the same, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and
                  Assumption, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive; provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all the Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Lenders as among themselves and may at any time or from time to time be changed by the
                  Lenders as they may elect, in writing in accordance with Section 11.4, without necessity of notice to or consent of or approval by Borrower or any other
                  Person. All payments or other sums received by Administrative Agent for the account of the Lenders (including, without limitation, principal and interest payments) shall not constitute property or assets of the Administrative Agent and shall be held by Administrative Agent, solely in its capacity as
                  Administrative Agent for itself and the other Lenders, subject to the Loan
                  Documents.

                  (b) Notwithstanding any provision hereof to the contrary, until such time as a
                  Defaulting Lender has funded its Pro Rata Share of any advance hereunder which was previously a Non-Pro Rata Advance, or all the other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Non-Pro Rata Advance, all of the Obligations owing to such
                  Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as "Senior Loans"). All amounts paid by Borrower and otherwise due to be applied to the Obligations owing to the
                  Defaulting Lender pursuant to the terms hereof shall be distributed by
                  Administrative Agent to the other Lenders in accordance with their respective
                  Pro Rata Shares (recalculated for purposes hereof to exclude the Defaulting
                  Lender's Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative
                  Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of Borrower to repay the Loan and all other Obligations in accordance with the terms of this Agreement, nor create an Event of Default if payments are not made to a Defaulting Lender. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this
                  Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting
                  Lender's right to vote on matters which are subject to the consent or approval of the Requisite Lenders or all the Lenders. Administrative Agent shall be entitled to (A) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such
                  Defaulting Lender under this Agreement, and (B) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnity, defend and hold Administrative Agent and each of the other
                  Lenders harmless from and against any and all Liabilities and Costs, plus interest thereon at the Default Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

                                                    Page 64

        10.5.     Rights, Exculpation, Etc.
                  ------------------------
                  Neither Administrative Agent, any Affiliate of Administrative Agent, nor
                  any of their respective officers, directors, employees, agents, attorneys or consultants, shall be liable to any Lender for any action taken or omitted by them under this Agreement or under any of the other Loan Documents, or in connection herewith or therewith, except that Administrative Agent shall be liable for its gross negligence or willful misconduct. Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this
                  Agreement, or any of the other Loan Documents, or any of the transactions contemplated hereby and thereby; or for the financial condition of the REIT,
                  Borrower or any of their Affiliates. Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan
                  Documents or the financial condition of the REIT, Borrower or any of their
                  Affiliates, or the existence or possible existence of any Unmatured Event of
                  Default or Event of Default.

        10.6.     Reliance.
                  --------
                  Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents, telecopies or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for
                  Borrower), independent public accountants and other experts selected by it.

        10.7.     Indemnification.
                  ---------------
                  To the extent that Administrative Agent is not reimbursed and indemnified by
                  Borrower, the Lenders will reimburse, within ten (10) Business Days after notice from Administrative Agent, and indemnify and defend Administrative Agent from and against any and all Liabilities and Costs which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of its role as
                  Administrative Agent under this Agreement, or any of the other Loan Documents or any action taken or omitted by Administrative Agent under this Agreement, or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share;
                  provided that no Lender shall be liable for any portion of such Liabilities and
                  Costs resulting from Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.7 shall survive the payment in full of all Obligations and the termination of this Agreement. In the event that after payment and distribution of any amount by Administrative
                  Agent to the Lenders, any Lender or third party, including Borrower, any creditor of Borrower or a trustee in bankruptcy, recovers from Administrative
                  Agent any amount found to have been wrongfully paid to Administrative Agent or disbursed by Administrative Agent to the Lenders, then the Lenders, in proportion to their respective Pro Rata Shares, shall reimburse Administrative
                  Agent for all such amounts. Notwithstanding the foregoing, Administrative Agent shall not be obligated to advance Liabilities and Costs and may require the deposit by each Lender of its Pro Rata Share of any material Liabilities and
                  Costs reasonably anticipated by Administrative Agent before they are incurred, made or payable.

                                                    Page 65

        10.8.     Administrative Agent
                  --------------------
                  Individually. With respect to its Pro Rata Share of the Loan made by it,
                  Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. Administrative Agent and any
                  Lender and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the REIT, Borrower or any of their respective Affiliates as if it were not acting as Administrative
                  Agent or a Lender pursuant hereto.

        10.9.     Successor Administrative Agent; Resignation of Administrative Agent; Removal of
                  -------------------------------------------------------------------------------
                  Administrative Agent.
                  --------------------

                  (a) Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days prior written notice to the Lenders and Borrower, and shall automatically cease to be
                  Administrative Agent hereunder in the event a petition in bankruptcy shall be filed by or against Administrative Agent or the Federal Deposit Insurance Corporation
                  or any other Governmental Authority shall assume control of Administrative Agent or
                  Administrative Agent's interests under this Agreement and the other Loan
                  Documents. Further, the Requisite Lenders (other than Administrative Agent) may remove Administrative Agent at any time for good cause by giving at least thirty
                  (30) Business Days prior written notice to Administrative Agent, Borrower and all other Lenders. Such resignation or removal shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to subsection (b) or (c) below.

                  (b) Upon any such notice of resignation by or removal of Administrative Agent, the Requisite Lenders shall appoint a successor Administrative Agent which appointment shall be subject to Borrower's consent (other than upon the occurrence and during the continuance of any Event of Default), which shall not be unreasonably withheld or delayed. Any successor Administrative Agent must be a Lender (i) the senior debt obligations of which (or such Lender's parent's senior unsecured debt obligations) are rated not less than Baa-2 by Moody's
                  Investors Service, Inc. or a comparable rating by a rating agency acceptable to the Requisite Lenders and (ii) which has total assets in excess of Ten Billion
                  Dollars ($10,000,000,000). Such successor Administrative Agent shall separately confirm in writing with Borrower the fee to be paid to such Administrative Agent pursuant to Section 2.5(c).

                  (c) If a successor Administrative Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring or removed Administrative
                  Agent, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default)(which may not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall meet the requirements described in subsection (b) above and who shall serve as
                  Administrative Agent until such time, if any, as the Requisite Lenders, with the consent of Borrower (other than upon the occurrence and during the continuance of any Event of Default), appoint a successor Administrative Agent as provided above.

                                                    Page 66

        10.10.    Consent and Approvals.
                  ---------------------

                  (a) In addition to any other term or provision of this Agreement which requires the consent or approval of, or other action by, the Requisite Lenders, each consent, approval, amendment, modification or waiver specifically enumerated in this Section
                  10.10(a) shall require the consent of the Requisite Lenders:

                  (i)     Approval of any material amendment of organizational documents (Section 7.2);

                  (ii)    Approval of certain changes in the senior management (Section 7.4);

                  (iii)   Acceleration following an Event of Default (Section 9.2(a)) or rescission of such acceleration (Section 9.3);

                  (iv)    Approval of the exercise of rights and remedies under the Loan Documents following an Event of Default (Section 9.2(a));

                  (v)     Approval of a change in the method of calculation of any financial covenants, standards or terms as a result of a change in GAAP (Section 11.3); and

                  (vi)    Except as referred to in subsection (b) below, approval of any amendment, modification or termination of this Agreement, or waiver of any provision herein.

                  (b) Each consent, approval, amendment, modification or waiver specifically enumerated in Section 11.4 shall require the consent of all the Lenders.

                  (c) In addition to the required consents or approvals referred to in subsection
                  (a) above, Administrative Agent may at any time request instructions from Requisite
                  Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, Administrative Agent is permitted or required to take or to grant without instructions from Lenders and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders or, where applicable, all the Lenders. Administrative Agent shall promptly notify each
                  Lender at any time that the Requisite Lenders have instructed Administrative
                  Agent to act or refrain from acting pursuant hereto.

                                                    Page 67

                  (d) Each Lender agrees that any action taken by Administrative Agent at the direction or with the consent of the Requisite Lenders in accordance with the provisions of this Agreement or any Loan Document, and the exercise by
                  Administrative Agent at the direction or with the consent of the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all the Lenders, except for actions specifically requiring the approval of all the Lenders. All communications from Administrative Agent to the Lenders requesting Lenders'
                  determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or thing may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii)
                  shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Administrative
                  Agent's recommended course of action or determination in respect thereof
                  Each Lender shall reply promptly, but in any event within ten (10) Business Days
                  (the "Lender Reply Period"). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination and Borrower and each other Lender may rely on such approval as if given. With respect to decisions requiring the approval of the Requisite Lenders or all the
                  Lenders, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all the
                  Lenders and upon receiving the required approval or consent shall follow the course of action or determination recommended to the Lenders by Administrative
                  Agent or such other course of action recommended by the Requisite Lenders, and each non-responding Lender shall be deemed to have concurred with such recommended course of action.

        10.11.    Certain Agency Provisions Relating to Enforcement.
                  -------------------------------------------------
                  Should Administrative Agent (i) employ counsel for advice or other representation
                  (whether or not any suit has been or shall be filed) with respect to any of the
                  Loan Documents, or (ii) commence any proceeding or in any way seek to enforce its rights or remedies under the Loan Documents, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Pro Rata Share) of the reasonable costs and/or expenses of any such advice or other representation or enforcement, including, but not limited to, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower, provided that Administrative Agent shall not be entitled to reimbursement of its attorneys' fees and expenses incurred in connection with the resolution of disputes between Administrative Agent and other Lenders unless Administrative Agent shall be the prevailing party in any such dispute. Any loss of principal and/or interest resulting from any Event of
                  Default shall be shared by the Lenders in accordance with their respective Pro
                  Rata Shares. It is understood and agreed that in the event Administrative Agent determines it is necessary to engage counsel for the Lenders from and after the occurrence of an Event of Default, said counsel shall be selected by
                  Administrative Agent.

                                                    Page 68

        10.12.    Ratable Sharing.
                  ---------------
                  Subject to Sections 10.3 and 10.4 the Lenders agree among themselves that
                  (i) with respect to all amounts received by them which are applied to the payment of the Obligations, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of the Obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it which is greater than its Pro Rata Share of the payments on account of the Obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 10.12 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No Lender shall exercise any setoff, banker’s lien or other similar right in respect to any Obligations without the prior written approval by Administrative Agent.

        10.13.    Delivery of Documents. Administrative Agent shall, as soon as reasonably practicable, distribute to each Lender at its primary address set forth on the appropriate counterpart signature page hereof, or at such other address as a Lender may request in writing, (i) copies of all documents to which such Lender is a party or of which such Lender is a beneficiary, (ii) all documents of which
                  Administrative Agent receives copies from Borrower pursuant to Sections 5.1 and
                  11.6, (iii) all other documents or information which Administrative Agent is required to send to the Lenders pursuant to the terms of this Agreement, (iv)
                  all other information or documents received by Administrative Agent at the request of any Lender, and (v) all notices received by Administrative Agent pursuant to Section 5.2. In addition, within fifteen (15) Business Days after receipt of a request in writing from a Lender for written information or documents provided by or prepared by Borrower, the REIT or any Consolidated
                  Entity, Administrative Agent shall deliver such written information or documents to such requesting Lender if Administrative Administrative Agent has possession of such written information or documents in its capacity as Administrative Agent or as a Lender.

        10.14.    Notice of Events of Default.
                  ---------------------------
                  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default (other than nonpayment of principal of or interest on the Loan) unless Administrative Agent has received notice in writing from a Lender or Borrower describing such event or condition and expressly stating that such notice is a notice of an Unmatured
                  Event of Default or Event of Default. Should Administrative Agent receive such notice of the occurrence of an Unmatured Event of Default or Event of Default,
                  or should Administrative Agent send Borrower a notice of Unmatured Event of
                  Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Lender. If any individual employed by any Lender who is responsible for managing, or otherwise involved in, the relationship between such Lender and Borrower in connection with this Agreement or such Lender and
                  Administrative Agent in connection with this Agreement, has or acquires actual knowledge of an Unmatured Event of Default or Event of Default, such Lender shall promptly give written notice thereof to Administrative Agent.

                                                    Page 69

                                                               ARTICLE 11
                                                               ----------
                                                             MISCELLANEOUS
                                                             -------------

        11.1.     Expenses.
                  --------

                  (a) Generally.
                      ---------
                  Borrower agrees to pay, or reimburse Administrative Agent for, within seven (7) days after receipt of written demand, all of Administrative Agent's external audit, legal, appraisal, valuation and investigation expenses and for all other reasonable costs and expenses of every type and nature (including, without limitation, the fees and charges of outside appraisers and reasonable fees, expenses and disbursements of Administrative Agent's internal appraisers, environmental advisors or legal counsel) incurred by Administrative Agent at any time (whether prior to, on or after the date of this Agreement) in connection with (i) its own audit and investigation of Borrower and the REIT;
                  (ii) the negotiation, preparation and execution of this Agreement
                  (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article 3), and the other Loan Documents and the making of the Loan; (iii) review and investigation of Real Property which is proposed for inclusion within the Unencumbered Pool and Unencumbered
                  Assets within the Unencumbered Pool; (iv) administration of this Agreement, the other Loan Documents and the Loan, including, without limitation, consultation with attorneys in connection therewith; (v) syndication of, assignments of and participations in this Agreement and the other Loan
                  Documents; and (vi) the protection, collection or enforcement of any of the
                  Obligations.

                  (b) After Event of Default.
                      ----------------------
                      Borrower further agrees to pay, or reimburse Administrative Agent and the
                  Lenders, for all reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable attorneys' fees and disbursements of one law firm incurred by Administrative Agent or the Lenders after the occurrence and during the continuance of an Event of Default (i) in enforcing any
                  Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;
                  (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrower or the REIT and related to or arising out of the transactions contemplated hereby; or (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise).

        11.2.     Indemnity.
                  ---------
                  Borrower further agrees to defend, protect, indemnify and hold harmless Administrative
                  Agent, each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees, agents, attorneys and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
                  Article 3) of each of the foregoing (collectively called the
                  "Indemnitees") from and against any and all Liabilities and Costs imposed on, incurred by, or asserted against such Indemnitees (whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or in equity, and based upon contract or otherwise, including any liability and costs arising as a result of a "prohibited transaction" under ERISA to the extent arising from or in connection with the past, present or future operations of the REIT or Borrower or their respective predecessors in interest)
                  in any manner relating to or arising out of this Agreement or the other Loan
                  Documents, or any act, event or transaction related or attendant thereto, the making of and participation in the Loan and the management of the Loan, or the use or intended use of the proceeds of the Loan (collectively, the
                  "Indemnified Matters"); provided, however, that Borrower shall have no obligation to an Indemnitee hereunder with respect to (a) matters for which such Indemnitee has been compensated pursuant to or for which an exemption is provided in Section 2.4(g) or any other provision of this Agreement, and
                  (b) Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of that Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

                                                    Page 70

        11.3.     Change in Accounting
                  --------------------
                  Principles and "Funds from Operations" Definition. Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Administrative
                  Agent pursuant to the terms hereof are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting
                  Standards Board or the American Institute of Certified Public Accountants (or
                  successors thereto or agencies with similar functions) and are adopted by the
                  REIT or Borrower with the agreement of its Accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the REIT and the Consolidated Entities shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders, to so reflect such change in accounting principles. The definition of
                  "Funds from Operations" set forth in Article 1 is based upon the definition of "Funds From Operations" promulgated by the National
                  Association of Real Estate Investment Trusts and effective as of April 5, 2002
                  (the "NAREIT Definition"). If the NAREIT Definition is modified after the date of this Agreement, the parties hereto agree to enter into negotiations if any party so requests in order to amend the definition of "Funds from
                  Operations" set forth in this Agreement to make it consistent with the modified NAREIT Definition; provided, however, that no change in such definition of "Funds from Operations" shall be given effect until such definition is amended, in a manner satisfactory to Requisite Lenders, to so reflect such modification in the NAREIT Definition of "Funds From Operations"; and
                  provided further, however, that if the effect of such change in the definition of "Funds from Operations" is to restrict the amount of distributions permitted under this Agreement to amounts less than what are required to maintain the REIT's status as a real estate investment trust under the
                  Code, then Borrower shall be permitted to make the minimum distribution necessary to maintain the REIT's status as a real estate investment trust under the Code so long as such distribution would have been permitted under the
                  "Funds from Operations" definition in effect as of the Closing Date.

                                                    Page 71

        11.4.     Amendments and Waivers.
                  ----------------------
                 (a) No amendment or modification of any provision of this
                 Agreement shall be effective without the written agreement of Requisite Lenders
                 (after notice to all the Lenders) and Borrower (except for amendments to
                 Section 10.4(a) which do not require the consent of Borrower), and
                 (b) no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom (except as expressly provided in Section
                 2.4(e) with respect to waivers of late fees), shall in any event be effective without the written concurrence of the Requisite Lenders (after notice to all the Lenders), which the Requisite Lenders shall have the right to grant or withhold at their sole discretion, except that

                 (A) the following amendments, modifications or waivers shall require the consent of
        Requisite Lenders (which Requisite Lenders must include Wells Fargo, so long as
        Wells Fargo remains a party hereto):

                 (i)     changing any provision contained in Section 8.2, Section 8.5 or in Section 8.9; or

                 (ii)    changing the definitions of "Total Liabilities," "Gross Asset Value,"
                 "Unencumbered Asset Value," "Unencumbered Pool," or "Debt", or the definition of any defined term used in any of the foregoing definitions; or

                 (iii)   subject to clause (B)(ix) below, amending or otherwise modifying the Guaranty; and

                 (B) the following amendments, modifications or waivers shall require the consent of all the Lenders:

                 (i)     increasing the Loan and/or any Lender's Pro Rata Share of the Loan;

                 (ii)    changing the principal amount or final maturity of the Loan or otherwise changing the Maturity Date, except as otherwise provided in, and subject to the terms and conditions of Section 2.1(e);

                 (iii)   reducing the interest rates applicable to the Loan;

                 (iv)    reducing the rates on which fees payable pursuant hereto are determined;

                 (v)     forgiving or delaying any amount payable or receivable under Article 2
                 (other than late fees in accordance with Section 2.4(e));

                 (vi)    changing the definition of "Requisite Lenders" or "Pro Rata Shares";

                 (vii)   changing any provision contained in this Section 11.4;

                 (viii)  releasing any obligor under any Loan Document, unless such release is otherwise required or permitted by the terms of this Agreement;

                 (ix)    materially amending or otherwise materially modifying the Guaranty; or

                 (x)     consenting to assignment by Borrower of all of its duties and Obligations hereunder pursuant to Section 11.14.

                                                    Page 72

                 No amendment, modification, termination or waiver of any provision of Article 10 or any other provision referring to Administrative Agent shall be effective without the written concurrence of Administrative Agent, but only if such amendment, modification, termination or waiver alters the obligations or rights of Administrative Agent.
                 Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.4 shall be binding on each assignee, transferee or recipient of Administrative Agent's or any
                 Lender's Pro Rata Share of the Loan under this Agreement or the Loan at the time outstanding. Borrower shall be entitled to rely on any amendment or waiver executed by the Administrative Agent on behalf of the Lenders provided that
                 Administrative Agent certifies to Borrower that Administrative Agent obtained the approvals or consents required under this Agreement of the Requisite Lenders or all the Lenders, as the case may be.

        11.5.    Independence of Covenants.
                 -------------------------
                 All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of
                 Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

        11.6.    Notices and Delivery.
                 --------------------
                 Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Business Day if such telecopy is received on a non-Business Day or after 5:00 P.M. on a Business Day)
                 or four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Notices to
                 Administrative Agent pursuant to Article 2 shall not be effective until received by Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this
                 Section 11.6) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All deliveries to be made to Administrative Agent for distribution to the Lenders shall be made to Administrative Agent at the address specified for notice on the signature page hereto and in addition, a sufficient number of copies of each such delivery shall be delivered to Administrative Agent for delivery to each
                 Lender at the address specified for deliveries on the signature page hereto or such other address as may be designated by Administrative Agent in a written notice.

                                                    Page 73

        11.7.    Survival of Warranties, Indemnities and Agreements.
                 --------------------------------------------------
                 All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan
                 Documents and the making and repayment of the Loan and such indemnities shall survive termination hereof.

        11.8.    Failure or Indulgence Not Waiver; Remedies Cumulative.
                 -----------------------------------------------------
                 No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

        11.9.    Payments Set Aside.
                 ------------------
                 To the extent that Borrower makes a payment or payments to Administrative Agent or the Lenders, or Administrative Agent or the Lenders exercise their rights of setoff, and such payment or payments or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

        11.10.   Severability.
                 ------------
                 In case any provision in or obligation under this Agreement or the other Loan
                 Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby, provided, however, that if the rates of interest or any other amount payable hereunder, or the collectability thereof, are declared to be or become invalid, illegal or unenforceable, the
                 Lenders' obligations to make or continue the Loan shall not be enforceable.

        11.11.   Headings.
                 --------
                 Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        11.12.   Governing Law; Waiver.
                 ---------------------
                 THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE
                 WITH, THE LAWS OF THE STATE OF CALIFORNIA.

        11.13.   Limitation of Liability.
                 -----------------------
                 To the extent permitted by applicable law, no claim may be made by
                 Borrower, any Lender or any other Person against Administrative Agent or any
                 Lender, or the affiliates, directors, officers, employees, attorneys or agents of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and each Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                                                    Page 74

`       11.14.   Successors and Assigns.
                 ----------------------
                 This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of
                 Administrative Agent and the Lenders. The terms and provisions of this Agreement shall inure to the benefit of any permitted assignee or transferee of the Loan and the Pro Rata Shares of the Loan of the Lenders under this Agreement, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Administrative Agent and the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower's rights and interests hereunder and under the other Loan Documents, and Borrower's duties and Obligations hereunder and under the other Loan Documents, shall not be assigned or otherwise transferred without the consent of all the Lenders.

        11.15.   Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.
                 --------------------------------------------------------------------
                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY
                 OTHER LOAN DOCUMENT MAY BE, AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT
                 TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE, BROUGHT IN ANY STATE OR FEDERAL
                 COURT OF COMPETENT JURISDICTION HAVING SITUS WITHIN THE BOUNDARIES OF THE
                 FEDERAL COURT DISTRICT OF THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION
                 AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION
                 WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE
                 AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT
                 RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER
                 IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED
                 COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY
                 REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED
                 ON THE SIGNATURE PAGES HEREOF. BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS
                 IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO
                 THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING
                 WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS
                 OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF
                 ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN
                 DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE
                 RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE
                 RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST
                 BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

        11.16.   Counterparts; Effectiveness; Inconsistencies.
                 --------------------------------------------
                 This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement shall become effective when Borrower, the initial Lenders and Administrative Agent have duly executed and delivered signature pages of this Agreement to each other (delivery by Borrower to the Lenders and by any Lender to Borrower and any other Lender being deemed to have been made by delivery to
                 Administrative Agent). Administrative Agent shall send written confirmation of the Closing Date to Borrower and each other Lender promptly following the occurrence thereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

                                                    Page 75

        11.17.   Performance of Obligations.
                 --------------------------
                 Borrower agrees that Administrative Agent may, but shall have no obligation to, make any payment or perform any act required of Borrower under any Loan Document which Borrower has failed to make or do.

        11.18.   Construction.
                 ------------
                 The parties to this Agreement acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        11.19.   Entire Agreement.
                 ----------------
                 This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Administrative Agent, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

        11.20.   Assignments and Participations.
                 ------------------------------

                 (a) After first obtaining the approval of Administrative Agent and Borrower
                 (provided that the approval of Borrower shall not be required upon the occurrence and during the continuance of any Event of Default), which approval shall not be unreasonably withheld or delayed, each Lender may assign to one or more banks or financial institutions, all or a portion of its rights and obligations under this
                 Agreement (including, without limitation, all or a portion of its Pro Rata Share of the Loan) and the other Loan Documents; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning
                 Lender's rights and obligations under this Agreement and the other Loan
                 Documents, and such percentage of the assigning Lender s rights and obligations shall be the same percentage with respect to both such Lender s
                 Pro Rata Share of the Loan, (ii) the aggregate amount of the Pro Rata Share of the Loan of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than Ten Million Dollars
                 ($10,000,000), (iii) the parties to each such assignment shall execute and deliver to Administrative Agent, for its approval and acceptance, an Assignment and Assumption, (iv) Administrative Agent shall receive from the assignor a processing fee of Three Thousand Dollars ($3,000) and (v) if such assignment is less than all of the Pro Rata Share of the Loan of the assigning
                 Lender, after giving effect to such assignment, the aggregate amount of the Pro
                 Rata Share of the Loan of the assigning Lender shall in no event be less than
                 Fifteen Million Dollars ($15,000,000). Without restricting the right of Borrower or Administrative Agent to reasonably object to any bank or financial institution becoming an assignee of an interest of a Lender hereunder, each proposed assignee must be an existing Lender or a bank or financial institution which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than
                 Baa-2 by Moody's Investors Service, Inc. or a comparable rating by a rating agency acceptable to Administrative Agent and (B) has total assets in excess of
                 Ten Billion Dollars ($10,000,000,000). Unless Administrative Agent or Borrower
                 gives written notice to the assigning Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) Business Days following receipt of the assigning
                 Lender's written request for approval of the proposed assignment,
                 Administrative Agent or Borrower, as the case may be, shall be deemed to have approved such assignment. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Assumption, (X) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (Y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such
                 Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.

                                                    Page 76

                 (b) By executing and delivering an Assignment and Assumption, the assigning
                 Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such
                 Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan
                 Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning
                 Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the REIT or Borrower or the performance or observance by the REIT or Borrower of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto;
                 (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Article 4 or delivered pursuant to Article 5 to the date of such assignment and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such
                 Assignment and Assumption; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assigning Lender or any other
                 Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes
                 Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (c) Administrative Agent shall maintain, at its address referred to on the counterpart signature pages hereof, a copy of each Assignment and Assumption delivered to and accepted by it and shall record in the Loan Account the names and addresses of each
                 Lender and the Pro Rata Share of the Loan of, and principal amount of the Loan owing to, such Lender from time to time. Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Loan Account as a Lender hereunder for all purposes of this Agreement.

                                                    Page 77

                 (d) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee approved by Administrative Agent and Borrower as provided in Section
                 11.20(a), Administrative Agent shall, if such Assignment and Assumption is in form and substance approved by Administrative Agent, (i) accept such Assignment and
                 Assumption, (ii) record the information contained therein in the Loan
                 Account, and (iii) give prompt notice thereof to Borrower. Upon request,
                 Borrower will execute and deliver to Administrative Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Pro Rata
                 Share of the Loan) reflecting such assignee's (and assignor's) Pro
                 Rata Share of the Loan. Upon execution and delivery of such replacement promissory note(s) the original promissory note or notes evidencing all or a portion of the Pro Rata Share of the Loan being assigned shall be canceled and returned to Borrower.

                 (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement without the consent of any other party to this Agreement (including, without limitation, all or a portion of its Pro Rata Share of the Loan owing to it) and the other Loan Documents;
                 provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its obligation to fund its Pro Rata Share of the Loan to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose,
                 (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Loan as it then exists and shall not restrict an increase in the Loan, or in the granting Lender's Pro Rata Share of the Loan, so long as the amount of the participation interest is not affected thereby and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents and the holder of any such participation shall not be entitled to voting rights under their participation agreement except for voting rights with respect to (A) extensions of the Maturity Date beyond the extension option terms; and (B) decreases in the interest rates or fees described in this Agreement.

                 (f) Borrower will use reasonable efforts to cooperate with Administrative Agent and the Lenders in connection with the assignment of interests under this Agreement or the sale of participations herein.

                 (g) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including
                 Section 11.20, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

                 (h) Lender may assign all or any portion of its rights and obligations under this
                 Agreement to another branch or Affiliate of such Lender without first obtaining the approval of Administrative Agent and Borrower, provided that (i) at the time of such assignment such Lender is not a Defaulting Lender, (ii) such Lender gives
                 Administrative Agent and Borrower at least fifteen (15) days  prior written notice of any such assignment, (iii) the parties to each such assignment execute and deliver to Administrative Agent an Assignment and Assumption, and (iv)
                 Administrative Agent receives from assignor a processing fee of Three Thousand
                 Dollars ($3,000).

                                                    Page 78

                 (i) No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any Affiliate of Borrower.

                 (j) The dissemination or disclosure by any Lender to any prospective assignee or participant of any confidential information obtained by Administrative Agent or the
                 Lenders pursuant to this Agreement or in connection with the Loan is subject to the terms of Section 5.3.

                 (k) Wells Fargo agrees that, so long as Well Fargo is the Administrative Agent under this Agreement, it will not assign all or any portion of its rights and obligations under this Agreement if, after giving effect to such assignment or sale, Wells Fargo's
                 Pro Rata Share of the Loan would be less than that of any other Lender.

                                                    Page 79

                IN WITNESS WHEREOF, this Agreement has been duly executed as of the date set forth above.

        BORROWER:                               ARDEN REALTY LIMITED PARTNERSHIP,
                                                a Maryland limited partnership

                                                By:  ARDEN REALTY, INC., a Maryland corporation,
                                                     Its sole general partner

                                                     By:   ---------------------------
                                                     Name: ---------------------------
                                                     Its:  ---------------------------

                                                ADDRESS FOR NOTICE AND DELIVERY:
                                                Arden Realty Limited Partnership
                                                11601 Wilshire Boulevard, 4th Floor
                                                Los Angeles, CA  90025-1740
                                                Attention:  Richard S. Davis
                                                Tel:    (310) 966-2600
                                                Fax:    (310) 966-2699

                                                    S-1

ADMINISTRATIVE AGENT:                           WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

                                                By:      -------------------------------
                                                         Daniel Cacho, Jr.
                                                         Its Vice President

                                                ADDRESS FOR NOTICE AND DELIVERY:
                                                Wells Fargo Bank, N.A.
                                                Real Estate Group
                                                  MAC 2064-129
                                                333 South Grand Avenue, 12th Floor
                                                Los Angeles, California  90071
                                                Attention:  Office Manager
                                                Tel:    (213) 253-7300
                                                Fax:    (213) 620-1460

                                                    S-2

LENDERS:                                        WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

                                                By:      -------------------------------
                                                         Daniel Cacho, Jr.
                                                         Its Vice President

                                                ADDRESS FOR NOTICE AND DELIVERY:
                                                Wells Fargo Bank, N.A.
                                                Real Estate Group
                                                  MAC 2064-129
                                                333 South Grand Avenue, 12th Floor
                                                Los Angeles, California  90071
                                                Attention:  Office Manager
                                                Tel:    (213) 253-7300
                                                Fax:    (213) 620-1460

                                                LIBOR OFFICE:
                                                Real Estate Group
                                                Disbursement Center
                                                2120 East Park Place, Suite 100
                                                El Segundo, California  90245
                                                Attention:  Nanette Douglas
                                                Tel:    (310) 335-9529
                                                Fax:    (310) 615-1014

                                                    S-3

                                                                                           Loan No. 5849ZL

                                                               EXHIBIT A
                                                    FORM OF COMPLIANCE CERTIFICATE

                To:      Wells Fargo Bank, National Association, as Administrative Agent and Sole Arranger

                This Compliance Certificate is made with reference to that certain Term Loan
        Agreement dated as of June 12, 2002 (as amended, supplemented or modified from time to time, the "Credit Agreement"), entered into among Arden
        Realty Limited Partnership, a Maryland limited partnership
        ("Borrower"), the Lenders named therein, and Wells Fargo Bank,
        National Association, as Administrative Agent and Sole Arranger. All capitalized terms used in this Compliance Certificate and not otherwise defined in this
        Compliance Certificate shall have the meanings set forth for such terms in the
        Credit Agreement.

                Borrower hereby certifies as follows:

                1.      At no time during the immediately preceding twelve consecutive month period prior to the date of this Compliance Certificate have any of the individuals who were directors of the REIT at the beginning of such period ceased to constitute a majority of the board of directors of the REIT unless the individuals replacing such original directors were nominated by the board of directors of the REIT.

                2.      As of the date of this Compliance Certificate, no Unmatured Event of Default or
        Event of Default has occurred and is continuing under Article 9 of the Credit
        Agreement.

                3.      As of ___________, 20__, the Tangible Net Worth of the REIT and the
                        Consolidated Entities is $______________.

                4.      As of _____________, 20__, the ratio of Total Liabilities to Gross Asset
                        Value is _________________.

                5.      As of ______________, 20__, the Interest Coverage Ratio is ________ to 1.00.

                6.      As of ______________, 20___, the Fixed Charge Coverage Ratio is ____ to 1.00.

                7.      As of the date of this Compliance Certificate, (a) the unsecured Total
                        Liabilities of the REIT and Consolidated Entities are $___________, (b) the
                        Unencumbered Asset Value of the Unencumbered Pool is $__________, and (c) the
                        Unencumbered Asset Value of the Unencumbered Pool is _________% of the unsecured
                        Total Liabilities of the REIT and Consolidated Entities.
                8.      As of _______________, 20__, the Unsecured Interest Expense Coverage Ratio of the
                        REIT and the Consolidated Entities is ______ to 1.00.

                9.     (a) The aggregate distributions to shareholders of the REIT and all partners of the Borrower for the four (4) consecutive Fiscal Quarters immediately preceding the date of this Certificate was $___________, (b) the Funds from Operations for that same period were $___________, and (c) the aggregate distributions for the period described above equal ______% of the Funds from Operations for that same period.

                                                    Page 1 of 2

                10.     As of the date of this Compliance Certificate, (a) the aggregate amount of all
                        Debt of the REIT and the Consolidated Entities secured by Real Property is
                        $_______, (b) Gross Asset Value is $ _______, and (c) the aggregate amount of all such Debt divided by such Gross Asset Value is equal to __________%.

                11.     All financial covenant calculations have been performed in accordance with the
                        Credit Agreement.

                        Executed as of the date set forth below.

                        Dated:  ----------------, ----------

                                            ARDEN REALTY LIMITED PARTNERSHIP,
                                            a Maryland limited partnership

                                            By:      ARDEN REALTY, INC.,
                                                     a Maryland corporation,
                                                     Its sole general partner

                                                     By:   ---------------------------

                                                     Its:  ---------------------------

                                                    Page 2 of 2

                                                 EXHIBIT B - FORM OF FIXED RATE NOTICE

TODAY'S DATE:                                                   LOAN MATURITY DATE:June 13, 2004 [or 2006*]
              -----------------------                                              ------------------------

TO:   WELLS FARGO BANK, N.A.                                                  LOAN ADMINISTRATOR:Karen Whitehead
      DISBURSEMENT AND OPERATIONS CENTER                                                         ---------------
      FAX # (310) 615-1014  or  (310) 615-1016
      ATTENTION:  RATE OPTION DESK

                                                                            RELATIONSHIP MANAGER:Daniel Cacho, Jr.
                                                                                                 -----------------

=====================================================================================================================

                                                 BORROWER INTEREST RATE OPTION REQUEST
                                   Rate Quote Line (888) 293-2362 x:472 Use One Form Per Transaction

LOAN #:       5849ZL                  BORROWER NAME:     Arden Realty Limited Partnership
              ------------------                         ------------------------------------------------------------

RATE SET DATE:                                                    FIXED RATE COMMENCEMENT DATE:                          (1350)
              ------------------                                                              -------------------------
FIXED RATE PERIOD (TERM):                                         (1, 2, 3, 6 or 12 months, as allowed per Credit Agreement)
                         -------------------------

INDEX:               LIBO            RATE:        %          +      1.25% [or 1.45%*}       =             #'s%           (1350)
             ---------------------        -------------------   ---------------------------    ---------------------------
                                                Quote                     Spread                    Applicable Rate

FIXED RATE PORTION EXPIRING ON:                                                            $
                                                 --------------------------------          ---------------------------------------

1.      AMOUNT ROLLING OVER                       $                    FROM OBLGN#:
                                                  --------------------                      -----------

2.      ADD: AMT TRANSFERRED  FROM VARIABLE RATE
        PORTION                                   $                    FROM OBLGN#:                     TO OBLGN# :
                                                  --------------------                      -----------               ------------
                                                                                              (5522)                     (5020)
3.      ADD:  AMT  TRANSFERRED  FROM OTHER FIXED
        RATE PORTION                              $                    FROM OBLGN#:                     TO OBLGN# :
                                                  --------------------                      -----------               ------------
                                                                                              (5522)                     (5020)
        ADD:  AMT  TRANSFERRED  FROM OTHER FIXED
        RATE PORTION                              $                    FROM OBLGN#:                     TO OBLGN# :
                                                  --------------------                      -----------                ------------
                                                                                              (5522)                     (5020)
4.      LESS:  AMT  TRANSFERRED TO VARIABLE RATE
        PORTION                                   $                    FROM OBLGN#:                     TO OBLGN# :
                                                  --------------------                      -----------                ------------
                                                                                              (5522)                     (5020)
        TOTAL FIXED RATE PORTION:                 $
                                                  ---------------------------------------------------------------------------------

ADMINISTRATION  FEE DUE:                          N/A
                                                  -----------------------------
CHARGE FEES TO DDA#:                ------------- YES, charge DDA                    DDA#:
                                                                                          ----------------------------------------

                                    ------------- NO, to be remitted       PLEASE REMIT FEE TO:       2120 E. Park Place, Suite 100
                                                                                                      El Segundo, CA  90245

Borrower confirms, represents and warrants to Administrative Agent and Lenders, (a) that this selection of a Fixed Rate is subject to the terms and conditions of the Term
Loan Agreement dated as of June 12, 2002 (as amended, supplemented or modified from time to time, the "Credit Agreement";), entered into among Borrower, the Lenders named therein, and Wells Fargo Bank, National
Association, as Administrative Agent and Sole Arranger, and (b) that terms, words and phrases used but not defined in this Notice have the meanings attributed thereto in the Credit Agreement, and (c) that no breach, failure of condition, or Event of Default or Unmatured Event of Default exists under the
Credit Agreement or the other Loan Documents.

REQUESTED BY (as allowed per documents):                                                      TELEPHONE #:(         )
                                                     ----------------------------------                   ----------------------
                                                                                                          ----------------------
PRINT NAME:                                                                                         FAX #:(         )
                  ---------------------------------------------------------------------                   ----------------------

================================================================================================================================
* Maturity Date may be
extended in accordance with Section 2.1(e) of the Credit Agreement, and if such date is extended, then during the extension term (i.e. from and after the original Maturity Date) the spread of 1.45% shall apply.

                                                                                           Loan No. 5849ZL

                                                             SCHEDULE 1.1
                                                            PRO RATA SHARES

         Lender                                               Pro Rata Share    Amount
         ------                                               --------------    ------

         Wells Fargo Bank, National Association               100%                      $75,000,000

         ALL LENDERS                                          100%                      $75,000,000

                                                                                           Loan No. 5849ZL

                                                             SCHEDULE 2.2
                                             EMPLOYEES AUTHORIZED TO REQUEST A FIXED RATE

         Name                               Title

         Richard S. Ziman           Chairman and Chief Executive Officer

         Victor J. Coleman          President and Chief Operating Officer

         Richard S. Davis           Senior Vice President and Chief Financial Officer

         Amy Ko                     First Vice President - Finance

         Andrew J. Sobel            Executive Vice President - Strategic Planning and Operations

         Andres R. Gavinet          First Vice President and Treasurer

                                                                                           Loan No. 5849ZL

                                                             SCHEDULE 2.6
                                                          PREPAYMENT PREMIUMS

----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- Amount
Date of Payoff
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
prior to the 1-month anniversary of Closing Date                                                $375,000
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 1 month anniversary of Closing Date and prior to 2-month anniversary of Closing Date      $343,750
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 2 month anniversary of Closing Date and prior to 3-month anniversary of Closing Date      312,500
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 3 month anniversary of Closing Date and prior to 4-month anniversary of Closing Date      $281,250
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 4 month anniversary of Closing Date and prior to 5-month anniversary of Closing Date      $250,000
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 5 month anniversary of Closing Date and prior to 6-month anniversary of Closing Date      $218,750
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 6 month anniversary of Closing Date and prior to 7-month anniversary of Closing Date      $187,500
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 7 month anniversary of Closing Date and prior to 8-month anniversary of Closing Date      $156,250
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 8 month anniversary of Closing Date and prior to 9-month anniversary of Closing Date      $125,000
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 9 month anniversary of Closing Date and prior to 10-month anniversary of Closing Date     $93,750
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 10 month anniversary of Closing Date and prior to 11-month anniversary of Closing Date    $62,500
----------------------------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------------------------- ------------------
after 11 month anniversary of Closing Date and prior to 12-month anniversary of Closing Date    $31,250
----------------------------------------------------------------------------------------------- ------------------

                                                                                               Loan No. 5849ZL

                                                            SCHEDULE 4.1(C)
                                                         OWNERSHIP OF BORROWER

---------------------------------------------------------------------------------------------- ------------------------------
Account Name                                                                                    Total Number of Units as of
                                                                                                          3/31/02
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Hugh A. Coleman                                                                                            2,262
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Victor J. Coleman ACF Alex S. Coleman U/CA/UTMA                                                            2,262
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Jonathan M. Glaser                                                                                         4,876
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Highridge-Apollo Grand Plaza, L.P.                                                                        10,412
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Jensen Trust                                                                                              17,598
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Anaheim Properties LLC                                                                                    24,000
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Steve Layton                                                                                              14,296
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Phil Belling                                                                                              17,875
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Intercity Building Assoc.                                                                                 39,801
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Allan Ziman TTEE FBO Todd Support Trust                                                                   44,481
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Allan Ziman TTEE FBO Jenna Support Trust                                                                  44,481
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
The Michele Byer Trust                                                                                    51,032
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Hapsmith-Praxis Partners                                                                                  55,805
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Metropolitan Falls Partners                                                                               68,918
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
91 Freeway Partners                                                                                       86,423
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
First Rexford Associates (Richard Ziman)                                                                  88,000
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Coleman Enterprises                                                                                       99,458
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
David and Susan Wilstein Family Trust-1989                                                                131,210
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Leonard & Joyce Wilstein Revocable Trust of 1986                                                          131,210
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Ziman Realty Partners                                                                                     136,674
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Richard Ziman                                                                                             126,342
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Montour Realty Associates                                                                                 244,493
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Victor J. Coleman                                                                                         281,388
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Andrew Sobel                                                                                               2,000
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
A.S. Glikberg                                                                                              5,199
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Christine Olen                                                                                              121
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Ed N. Harrison                                                                                             8,365
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Mary Lynn Josephson                                                                                         192
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Kathleen Killelea                                                                                           192
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Elisa Wiley Harrison                                                                                       6,470
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Johnny Rush Harrison                                                                                       2,981
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
Thomas S. Harrison                                                                                          383
---------------------------------------------------------------------------------------------- ------------------------------
---------------------------------------------------------------------------------------------- ------------------------------
TOTAL                                                                                                    1,749,200
---------------------------------------------------------------------------------------------- ------------------------------

                                                                                           Loan No. 5849ZL

                                                            SCHEDULE 4.1(j)
                                                         LITIGATION DISCLOSURE

         Borrower hereby represents as follows:

         We are presently subject to various lawsuits, claims and proceedings of a nature considered normal to our ordinary course of business. We expect most of these legal proceedings to be covered by our liability insurance. The most significant of these contingencies not covered by insurance is described below.

         In December 2001, the owner of the entertainment center at our Howard Hughes Center project asserted a claim against us for indemnification arising out of a Los Angeles Superior Court judgment against them, which invalidated a transfer of in-lieu credits that we made in August of 1999 as part of our sale of the land for the entertainment center. The value of these in-lieu credits was approximately $6.0 million and were transferred to satisfy certain Transportation Impact Assessment fees related to the entertainment center. The owner of the entertainment center is currently appealing the judgment.

         Based on our review of the current facts and circumstances and advice of our outside counsel, we are not able to express an opinion as to the ultimate outcome of this matter. However, we do not believe that the resolution of this matter or any of our ongoing legal proceedings will have a material adverse effect on our consolidated results of operations, cash flow or financial position.

                                                                                           Loan No. 5849ZL

                                                            SCHEDULE 4.1(s)
                                                       ENVIRONMENTAL DISCLOSURE

                                                                 None

                                                                                           Loan No. 5849ZL

                                                            SCHEDULE 4.1(v)
                                                         MANAGEMENT AGREEMENTS

                                                                 None

                                                                                           Loan No. 5849ZL

                                                            SCHEDULE 4.2(l)
                                                          ERISA BENEFIT PLANS

         1.       Arden Realty 401(k) Plan and Trust, pursuant to Agreement dated December 30, 1996, by and between Arden Realty
                  Limited Partnership and Victor J. Coleman, as Trustee.

         2.       Arden Realty Limited Partnership Deferred Compensation Plan.

                                                                                           Loan No. 5849ZL

                                                SCHEDULE 8.5
                                             UNENCUMBERED ASSETS

                        Property                                     Net Rentable
                                                                     Square Feet
                        Century Park Center                                     243,404
                        5000 Spring                                             163,358
                        Westwood Terrace                                        135,943
                        9665 Wilshire                                           158,684
                        Imperial Bank Tower                                     540,413
                        Center Promenade                                        174,837
                        5200 West Century                                       310,910
                        Sumitomo Bank Building                                  110,641
                        535 Brand                                               109,187
                        10780 Santa Monica                                       92,486
                        California Twin Center                                  155,189
                        Whittier Financial Center                               135,415
                        8383 Wilshire                                           417,463
                        299 Euclid                                               73,522
                        1000 Town Center                                        107,656
                        1821 Dyer                                               115,061
                        Crown Cabot                                             172,900
                        South Bay Technology Center                             104,815
                        Foremost Professional Plaza                              60,534
                        Northpoint                                              104,235
                        Pennsfield Plaza                                         21,202
                        Bernardo Regency                                         47,916
                        City Centre                                             302,519
                        Wilshire Pacific Plaza                                  100,122
                        Glendale Corporate Center                               108,209
                        World Savings Center                                    469,115
                        9201 Sunset                                             139,711
                        Westlake Gardens                                         49,639
                        9100 Wilshire                                           326,227
                        Westwood Center                                         313,000
                        1501 Hughes Way                                          77,060
                        3901 Via Oro                                             53,195
                        Lambert Office Plaza                                     32,807
                        Skypark Office Plaza                                    202,164
                        Sorrento Valley Science Park                            181,207
                        Waples Street                                            28,119
                        Chicago Avenue Business Park                             47,482
                        Havengate Center                                         80,557
                        HDS Plaza                                               104,178
                        11075 Santa Monica                                       35,696

                                                                                           Loan No. 5849ZL

                        Property                                     Net Rentable
                                                                     Square Feet
                        Calabasas Tech Center                                   273,526
                        Oceangate Tower                                         210,907
                        Lyons Plaza                                              61,203
                        Solar Drive Business Park                               125,132
                        91 Freeway Center                                        93,277
                        Hillside Corporate Center                                59,876
                        Westlake Gardens II                                      48,874
                        6701 Center Drive                                       313,833
                        2001 Wilshire Blvd.                                     101,125
                        4811 Airport Plaza                                      121,610
                        4900/10 Airport Plaza                                   150,403
                        6060 Center Drive                                       241,928
                        Univision                                               159,000
                        Centrelake Plaza                                        110,763
                        Tourney Pointe                                          219,991